EX-10.20

                            CREDIT AGREEMENT BETWEEN

                          KEYBANK NATIONAL ASSOCIATION

                                       AND

                                   THE COMPANY
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                                                                  EXECUTION COPY

                                  $21,000,000

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                                CREDIT AGREEMENT

                                     among

                          GENERAL BEARING CORPORATION,
                                  as Borrower,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                                      and

                         KEYBANK NATIONAL ASSOCIATION,
                            as Administrative Agent

                                     [LOGO]

                         Dated as of December 20, 1999

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                                TABLE OF CONTENTS

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ARTICLE I
DEFINITIONS....................................................................2
     SECTION 1.1.   Defined Terms..............................................2
     SECTION 1.2.   Other Definitional Provisions.............................22
     SECTION 1.3.   Cross References..........................................23

ARTICLE II
AMOUNT AND TERMS OF COMMITMENTS...............................................23
     SECTION 2.1.   Commitments...............................................23
     SECTION 2.1.1. Revolving Commitments.....................................23
     SECTION 2.1.2. Letter of Credit Commitment...............................23
     SECTION 2.1.3. Acceptance Commitments....................................24
     SECTION 2.2.   Reduction of Commitment Amounts...........................24
     SECTION 2.2.1. Optional Termination or Reduction of Revolving
                      Commitments.............................................24
     SECTION 2.3.   Borrowing Procedures for Revolving Loans..................24
     SECTION 2.3.1. Procedure for Revolving Loan Borrowing....................24
     SECTION 2.4.   Maturity of Loans; Repayments and Prepayments of Loans....25
     SECTION 2.4.1. Maturity of Loans.........................................25
     SECTION 2.4.2. Optional Prepayments......................................25
     SECTION 2.4.3. Mandatory Prepayments and Commitment Reductions...........25
     SECTION 2.4.4. Application of Prepayments and Commitment Reductions......26
     SECTION 2.5.   Conversion and Continuation Options.......................26
     SECTION 2.6.   Interest Provisions.......................................27
     SECTION 2.6.1. Rates.....................................................27
     SECTION 2.6.2. Default Rate; Conversion of Eurodollar Loans After
                      Default.................................................27
     SECTION 2.6.3. Payment Dates.............................................27
     SECTION 2.7.   Commitment Fees, etc. ....................................28
     SECTION 2.8.   Letters of Credit.........................................28
     SECTION 2.8.1. Stated Expiry Date........................................28
     SECTION 2.8.2. Procedure for Issuance of Letters of Credit...............28
     SECTION 2.8.3. L/C Participations........................................28
     SECTION 2.8.4. Letter of Credit Payments.................................29
     SECTION 2.8.5. Reimbursement Obligation of the Borrower..................29
     SECTION 2.8.6. Obligations Absolute, etc.................................29
     SECTION 2.8.7. Deemed Disbursements......................................31
     SECTION 2.8.8. Applications..............................................31
     SECTION 2.9.   Acceptances...............................................31
     SECTION 2.9.1. Acceptance Fees...........................................31
     SECTION 2.9.2. Acceptance Participations.................................31
     SECTION 2.9.3. Payments..................................................31
     SECTION 2.9.4. Termination of Acceptance Commitments.....................32
     SECTION 2.9.5. Mandatory Prepayment......................................33


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ARTICLE III
CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS..................................34
     SECTION 3.1.   Computation of Interest and Fees..........................34
     SECTION 3.2.   Inability to Determine Interest Rate......................34
     SECTION 3.3.   Pro Rata Treatment and Payments...........................34
     SECTION 3.4.   Requirements of Law.......................................35
     SECTION 3.5.   Taxes.....................................................36
     SECTION 3.6.   Funding Losses............................................38
     SECTION 3.7.   Change of Lending Office..................................38
     SECTION 3.8.   Eurodollar Rate Lending Loans.............................38
     SECTION 3.9.   Replacement of Lenders....................................38

ARTICLE IV
REPRESENTATIONS AND WARRANTIES................................................39
     SECTION 4.1.   Financial Condition.......................................39
     SECTION 4.2.   No Material Adverse Change................................40
     SECTION 4.3.   Organization; Compliance with Law.........................40
     SECTION 4.4.   Due Authorization; Governmental Approval..................40
     SECTION 4.5.   Due Execution and Delivery; Enforceable Obligations.......40
     SECTION 4.6.   Non-Contravention.........................................40
     SECTION 4.7.   Litigation................................................41
     SECTION 4.8.   No Default................................................41
     SECTION 4.9.   Ownership of Property; Liens..............................41
     SECTION 4.10.  Intellectual Property.....................................41
     SECTION 4.11.  Taxes.....................................................41
     SECTION 4.12.  Federal Regulations.......................................41
     SECTION 4.13.  Labor Matters.............................................41
     SECTION 4.14.  ERISA.....................................................42
     SECTION 4.15.  Investment Company Act; Other Regulations.................42
     SECTION 4.16.  Subsidiaries..............................................42
     SECTION 4.17.  Use of Proceeds...........................................42
     SECTION 4.18.  Environmental Matters.....................................42
     SECTION 4.19.  Accuracy of Information, etc..............................43
     SECTION 4.20.  Security Documents........................................44
     SECTION 4.21.  Solvency..................................................44
     SECTION 4.22.  Year 2000 Matters.........................................44
     SECTION 4.23.  Real Properties...........................................44
     SECTION 4.24.  Capitalization............................................44

ARTICLE V
CONDITIONS PRECEDENT..........................................................45
     SECTION 5.1.   Conditions to Initial Credit Extension....................45
     SECTION 5.2.   All Credit Extensions.....................................48
         (a)  Compliance with Warranties, No Default, etc.....................48
         (b)  Credit Extension Request, etc...................................48
         (c)  Satisfactory Legal Form.........................................49


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ARTICLE VI
AFFIRMATIVE COVENANTS.........................................................49
     SECTION 6.1.   Financial Statements......................................49
     SECTION 6.2.   Certificates; Other Information...........................50
     SECTION 6.3.   Payment of Obligations....................................51
     SECTION 6.4.   Maintenance of Existence; Compliance......................51
     SECTION 6.5.   Maintenance of Property; Insurance........................51
     SECTION 6.6.   Inspection of Property; Books and Records; Discussions....51
     SECTION 6.7.   Notice of Default, Litigation or Certain Other Matters....52
     SECTION 6.8.   Environmental Laws........................................52
     SECTION 6.9.   Use of Proceeds...........................................53
     SECTION 6.10.  Additional Collateral, etc................................53

ARTICLE VII
NEGATIVE COVENANTS............................................................54
     SECTION 7.1.   Financial Condition Covenants.............................54
     SECTION 7.2.   Indebtedness..............................................55
     SECTION 7.3.   Liens.....................................................56
     SECTION 7.4.   Fundamental Changes.......................................57
     SECTION 7.5.   Disposition of Property...................................58
     SECTION 7.6.   Restricted Payments.......................................58
     SECTION 7.7.   Capital Expenditures......................................58
     SECTION 7.8.   Investments...............................................58
     SECTION 7.9.   Transactions with Affiliates..............................59
     SECTION 7.10.  Sales and Leasebacks......................................59
     SECTION 7.11.  Changes in Fiscal Periods.................................59
     SECTION 7.12.  Modification of Certain Agreements........................59
     SECTION 7.13.  Restrictive Agreements, etc...............................60
     SECTION 7.14.  Clauses Restricting Subsidiary Distributions..............60
     SECTION 7.15.  Lines of Business.........................................60
     SECTION 7.16.  Amendments to Transaction Documentation...................60

ARTICLE VIII
EVENTS OF DEFAULT.............................................................60
     SECTION 8.1.   Listing of Events of Default..............................60
     SECTION 8.2.   Action if Bankruptcy......................................63
     SECTION 8.3.   Action if Other Event of Default..........................63
     SECTION 8.4.   Special Provisions Regarding Letters of Credit
                      and Acceptance..........................................64

ARTICLE IX
THE ADMINISTRATIVE AGENT......................................................64
     SECTION 9.1.   Appointment...............................................64
     SECTION 9.2.   Delegation of Duties......................................64
     SECTION 9.3.   Exculpatory Provisions....................................64
     SECTION 9.4.   Reliance by Administrative Agent..........................65
     SECTION 9.5.   Notice of Default.........................................65
     SECTION 9.6.   Non-Reliance on Administrative Agent and Other Lenders....65
     SECTION 9.7.   Indemnification...........................................66


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     SECTION 9.8.   Administrative Agent in Its Individual Capacity...........66
     SECTION 9.9.   Successor Administrative Agent............................66

ARTICLE X
MISCELLANEOUS.................................................................67
     SECTION 10.1.  Amendments and Waivers....................................67
     SECTION 10.2.  Notices...................................................68
     SECTION 10.3.  No Waiver; Cumulative Remedies............................68
     SECTION 10.4.  Survival of Representations and Warranties................68
     SECTION 10.5.  Payment of Expenses and Taxes.............................68
     SECTION 10.6.  Indemnification of Secured Parties........................69
     SECTION 10.7.  Successors and Assigns; Participations and Assignments....70
     SECTION 10.8.  Adjustments; Set-off......................................72
     SECTION 10.9.  Counterparts..............................................72
     SECTION 10.10. Severability..............................................72
     SECTION 10.11. Integration...............................................73
     SECTION 10.12. GOVERNING LAW.............................................73
     SECTION 10.13. Submission To Jurisdiction; Waivers.......................73
     SECTION 10.14. Acknowledgments...........................................73
     SECTION 10.15. Releases of Guarantees and Liens..........................74
     SECTION 10.16. Confidentiality...........................................74
     SECTION 10.17. WAIVERS OF JURY TRIAL.....................................74


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ANNEXES:

A            Pricing Grid
B            Notice Information

SCHEDULES:

1.1A         Commitments
1.1B         Capitalization of Borrower
4.4          Consents, Authorizations, Filings and Notices
4.7          Litigation Matters
4.10         Intellectual Property
4.16A        Subsidiaries
4.16B        Non-Operating Domestic Subsidiaries
4.18         Environmental Matters
4.20         UCC Filing Jurisdictions
4.24A        Real Properties Owned by Borrower or Subsidiaries
4.24B        Real Properties Leased by Borrower or Subsidiaries
7.2(b)       Indebtedness to be Repaid
7.2(c)       Continuing Indebtedness
7.3(c)       Continuing Liens
7.3(j)       Existing Letters of Credit

EXHIBITS:

A            Form of Revolving Note
B-1          Form of Borrowing Request
B-2          Form of Issuance Request
C            Form of Compliance Certificate
D            Form of Borrower Closing Date/Tender Offer Date Certificate
E            Form of Guarantee and Collateral Agreement
F            Form of Officer's Solvency Certificate
G            Form of Landlord Agreement
H            Form of Assignment and Acceptance
I            Form of Exemption Certificate
J            Form of Warehousing Waiver


                                       -v-
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                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT, dated as of December 20, 1999 among GENERAL BEARING CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and KEYBANK NATIONAL ASSOCIATION ("KeyBank"), as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, the Borrower and its various Subsidiaries (such capitalized terms, and other terms used herein, to have the meanings provided in Section 1.1) are engaged in the business of sourcing, manufacturing and distributing bearing components and bearing products for original equipment manufacturers and the industrial aftermarket principally in the United States and Canada;

            WHEREAS, the following transactions are contemplated:

                  (a) Pursuant to that certain agreement dated as of August 12,
            1999 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.17, the "Joint Venture Agreement"), between Jiangsu Steel Ball Factory, a company organized under the laws of The Peoples Republic of China, and the Borrower, the Borrower has agreed to acquire 60% of the outstanding equity and voting interests of Jiangsu General Ball and Roller Company, a company organized under the laws of The Peoples Republic of China, for an aggregate investment amount not to exceed $6,000,000 (the "Jiangsu JV");

                  (b) It is contemplated that, within 180 days after the Closing
            Date, the Parent may merge with and into the Borrower (the "Merger" and together with the Jiangsu JV, the "Transactions");

            WHEREAS, in connection with the Transactions and for working capital and general corporate purposes, and subject to the terms of this Agreement (including Article V), the Borrower desires to obtain from the Lenders

                  (a) a Revolving Loan Commitment (to include availability for
            Revolving Loans, Letters of Credit and Acceptances) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Letter of Credit Outstandings and Acceptance Obligations) not to exceed the Revolving Loan Commitment Amount, may be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Termination Date;

                  (b) an L/C Commitment pursuant to which the Issuer may issue
            Letters of Credit for the account of the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Termination Date in a maximum aggregate Stated Amount at any time outstanding not to exceed the L/C Commitment Amount; provided that the Total Revolving Extensions of Credit shall not exceed the Revolving Loan Commitment Amount then in effect;
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                  (c) an Acceptance Commitment pursuant to which the Issuer may create Acceptances for the account of the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Termination Date in a maximum aggregate amount at any time outstanding not to exceed the Acceptance Commitment Amount; provided that the Total Revolving Extensions of Credit shall not exceed the Revolving Loan Commitment Amount then in effect;

with all the proceeds of the Credit Extensions to be used for the purposes specified in Section 6.9; and

            WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments, make Loans to the Borrower, issue (or participate in) Letters of Credit and create (or participate in) Acceptances;

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

            "ABR" means, for any day, a rate per annum equal to the Prime Rate in effect on such day. For purposes hereof: "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at the Funding Office (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate will be effective as of the opening of business on the effective day of such change in the Prime Rate.

            "ABR Loans" means Loans the rate of interest applicable to which is based upon the ABR.

            "Acceptance" is defined in Section 2.1.3.

            "Acceptance Commission" is defined in Section 2.9.1.

            "Acceptance Commitment" means, with respect to the Issuer, the Issuer's obligation to create Acceptances pursuant to Section 2.1.3 and, with respect to each Revolving Lender, the obligation of such Lender to participate in such Acceptances pursuant to Section 2.9.2.

            "Acceptance Commitment Amount" means, on any date, a maximum of $21,000,000, as such maximum amount may be changed from time to time pursuant to the terms hereof.

            "Acceptance Discount Rate" means with respect to any Acceptance at any particular time, the bid rate in effect at the principal office of the Issuer in Cleveland, Ohio at such time for discount by the Issuer of commercial drafts or bills in the same face amount, with the same maturity and of the same type as such Acceptance.

            "Acceptance Documents" means the collective reference to the Drafts, the Acceptances and any other documents arising out of or in connection with the creation of Acceptances hereunder.


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            "Acceptance Obligations" means at any particular time, all liabilities of the Borrower on or with respect to Acceptances, whether for reimbursement obligations due or to become due to the Issuer or payments of Acceptances and whether or not such liability is contingent or unmatured, including the sum of (a) the then outstanding Acceptance Reimbursement Loans plus (b) the aggregate face amount of all unmatured Acceptances then outstanding.

            "Acceptance Participating Interest" means with respect to any Acceptance, (a) in the case of the Issuer, its undivided interest in such Acceptance after giving effect to the granting of any participating interests therein and (b) in the case of any L/C Participant, its undivided participating interest in such Acceptance.

            "Acceptance Reimbursement Deficiency" is defined in clause(b) of
Section 2.9.3.

            "Acceptance Reimbursement Loan" is defined in clause (b) of Section 2.9.3.

            "Acceptance Reimbursement Obligation" means the obligation of the Borrower to pay the Issuer in accordance with Section 2.9.3 in respect of any Acceptances created by the Issuer for the account of the Borrower or any of its Domestic Subsidiaries.

            "Acceptance Request" is defined in Section 2.1.3.

            "Administrative Agent" means KeyBank National Association, together with its affiliates, in its capacity as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Available Revolving Commitments" means, at any time, an amount equal to the excess, if any, of (a) the aggregate Revolving Commitments of all Lenders then in effect over the sum of (x) Total Revolving Extensions of Credit plus (y) the aggregate amount guaranteed under the Parent Note Guaranty.

            "Aggregate Exposure" means, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage" means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Annual Budget" is defined in Section 6.2(d).


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            "Applicable Margin" means, for each Type of Revolving Loan, the rate per annum set forth under the relevant column heading in the Pricing Grid.

            "Applicable Sight Draft Fee Percentage" means the percentage set forth under the relevant column heading in the Pricing Grid.

            "Application" means an application, in such form as the Issuer may specify from time to time, requesting the Issuer to open a Letter of Credit.

            "Asset Sale" means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5) that yields gross proceeds to the Borrower or any of its Domestic Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $200,000.

            "Assignee" is defined in Section 10.7(c).

            "Assignment and Acceptance" means an Assignment and Acceptance, substantially in the form of Exhibit H hereto.

            "Assignor" is defined in Section 10.7(c).

            "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuer pursuant to Section 5.1(g).

            "Available Revolving Commitment" means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

            "Benefitted Lender" is defined in Section 10.8(a).

            "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower" is defined in the preamble hereto.

            "Borrower Closing Date Certificate" means the closing date certificate executed and delivered by the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

            "Borrower Tender Offer Certificate" means the certificate executed and delivered by the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit D.

            "Borrowing" means Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period, made by all Lenders required to make such Loans on the same Borrowing Date and pursuant to the same Borrowing Request in accordance with Article II.

            "Borrowing Date" means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.


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            "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

            "Borrower Tender Offer Certificate" means the certificate executed and delivered by the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit D.

            "Business" means the business operated by the Borrower or any of its Subsidiaries.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the state where the Funding Office is located are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Securities" means, with respect to any Person, (a) any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of or interests in corporate or capital stock, including without limitation, shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) of such Person, (c) all membership interests or limited liability interests in such Person, (d) all other equity or ownership interests in such Person of any other type and (e) all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents" means: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States Government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "Change in Control" means any of the following events or occurrences:

                  (a) the Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of the board of directors of the Parent (or, after the Merger Date, the Surviving Corporation) (determined on a fully diluted basis); or

                  (b) the Investors shall cease to own of record and
            beneficially an amount of common stock of the Parent (or, after the Merger Date, the Surviving Corporation) equal to at least 51% of the amount of Capital Securities of the Parent (or, after the Merger Date, the Surviving Corporation) owned by the Investors of record and beneficially as of the Closing Date; or

                  (c) any "person" or "group" (as such terms are used in
            Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding common stock of the Parent (or, after the Merger Date, the Surviving Corporation); or

                  (d) the board of directors of the Surviving Corporation shall cease to consist of a majority of Continuing Directors; or

                  (e) prior to the Merger Date, the Parent shall cease to own and control, of record and beneficially, directly, 70% of each class of outstanding Capital Securities of the Borrower, free and clear of all Liens (except Liens securing the Obligations or the Parent Revolving Note Obligations).

            "Closing Date" means the date on which the initial Credit Extensions are made, not to be later than December 20, 1999.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means, collectively, all property of the Obligors, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Commercial Letter of Credit" means a commercial documentary letter of credit issued by the Issuer for the account of the Borrower for the purchase of goods in the ordinary course of business.

            "Commitment" means as to any Lender the Revolving Commitment of such Lender.

            "Commitment Amount" means the Revolving Loan Commitment Amount.

            "Commitment Fee Rate" means, with respect to the Revolving Commitment, the rate per annum set forth under the relevant heading in the Pricing Grid.

            "Commitment Termination Event" means any of the following:

                  (a) the occurrence of any Event of Default with respect to the
            Borrower described in Section 8.1(f); or

                  (b) the occurrence of any other Event of Default and either
            (i) all or any portion of the Loans shall have been declared to be due and payable pursuant to Article VIII or (ii) the Administrative Agent, acting at the direction of the Required Lenders, shall have given notice to the Borrower that the Commitments have been terminated.

            "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower substantially in the form of Exhibit C hereto or in such other form as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

            "Consolidated EBIT" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense and (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) minus, to the extent included in the statement of such Consolidated Net Income for such period, interest income.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis.

            "Consolidated Fixed Charge Coverage Ratio" means, as at the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on such day less the sum of (i) income tax expense for such period and (ii) the aggregate amount of dividends in respect of the Borrower's Capital Securities paid in cash by the Borrower during such period to (b) Consolidated Fixed Charges for the period of four consecutive Fiscal Quarters ending on such day.

            "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Domestic Subsidiaries (including scheduled payments of rent under Capital Lease Obligations and Synthetic Leases, to the extent such rent payments represent repayment of principal amounts advanced thereunder), and (c) Capital Expenditures of the Borrower and its Domestic Subsidiaries during such period.

            "Consolidated Funded Debt" means, at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Domestic Subsidiaries.

            "Consolidated Funded Debt Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ending on such day.

            "Consolidated Interest Coverage Ratio" means, for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBIT for such period to (b) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and its Domestic Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Domestic Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

            "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower from its U.S. operations and its Domestic Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Domestic Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Domestic Subsidiaries, (b) the income (or deficit) of any Person (other than a Domestic Subsidiary of the Borrower) in which the Borrower or any of its Domestic Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Domestic Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Domestic Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Domestic Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Domestic Subsidiary.

            "Continuing Directors" means the directors of the Surviving Corporation on the Merger Date, after giving effect to the Merger, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Surviving Corporation is recommended by at least [66-2/3%] of the then Continuing Directors or such other director receives the vote of the Investors in his or her election by the stockholders of the Surviving Corporation.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Credit Extension" means, as the context may require, (a) the making of a Loan by a Lender, (b) the issuance of any Letter of Credit by the Issuer or the extension by the Issuer of any Stated Expiry Date of any previously issued Letter of Credit and (c) the creation of any Acceptances.

            "Credit Extension Request" means, as the context may require, any Borrowing Request, Issuance Request or Acceptance Request.

            "Default" means any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Disbursement" is defined in Section 2.8.5.

            "Disbursement Date" is defined in Section 2.8.5.

            "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Dollars" and "$" mean dollars in lawful currency of the United States.

            "Domestic Subsidiary" means any Subsidiary of the Borrower that is not a Foreign Subsidiary.

            "Drafts" is defined in Section 2.1.3.

            "Effective Date" means, on and after the date that counterparts of this Agreement executed on behalf of the Borrower, the Administrative Agent, the Issuer and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent, the date of this Agreement.

            "Employee Automobile Purchase Program" means guarantees provided by the Borrower on behalf of certain employees to assist them in purchasing automobiles on credit.

            "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones

Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M. (local time at the Funding Office), two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Eurodollar Loans" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                           Eurodollar Base Rate
               ----------------------------------------
               1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche" means the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default" means any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Existing Credit Agreement" means the Credit Agreement, dated as of December 20, 1993, between the Borrower and The Bank of New York Commercial Corporation, as amended, supplemented or otherwise modified to the date hereof.

            "Existing GMAC Letters of Credit" means the letters of credit described on Schedule 7.3(j) issued for the account of the Borrower under Existing Credit Agreement which remain outstanding on the Effective Date.

            "Existing Parent Credit Agreement" means the Credit Agreement dated as of April 17, 1998, between the Parent and The Bank of New York Commercial Corporation, as amended, supplemented or otherwise modified to the date hereof.

            "Fiscal Quarter" means a quarter ending on the day set forth in the Borrower's company calendar provided by the Borrower to the Administrative Agent prior to the first day of the Fiscal Year in which such Fiscal Quarter occurs.

            "Fiscal Year" means any period of twelve consecutive calendar months ending on the day in December or January, as the case may be, set forth in the Borrower's company calendar provided by the Borrower to the Administrative Agent prior to the first day of such Fiscal Year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year ending in December or January, as the case may be, of such calendar year.

            "Foreign Subsidiary" means (a) the Jiangsu JV and (b) any Subsidiary of the Borrower that is organized under the laws of any jurisdiction outside the United States.

            "Funded Debt" means, as to any Person, all interest bearing Indebtedness of such Person (whether or not such interest is accrued or paid), but excluding Indebtedness of the Borrower to General IKL as described on
Schedule 7.2(c).

            "Funding Office" means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

            "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the Closing Date and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

            "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee

Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Gussack Realty" means Gussack Realty Company, a New York partnership.

            "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource
            Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance (including any petroleum product) defined or regulated as such in or under any other applicable Environmental Law.

            "Hedge Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Hedging Obligations" means, with respect to any Person at any date, all liabilities of such Person under Hedge Agreements.

            "Indebtedness" means, with respect to any Person at any date, without duplication:

                  (a) all indebtedness of such Person for borrowed money and all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

                  (b) all obligations of such Person, contingent or otherwise, relative to the face amount of all letters of credit (whether or not drawn), bankers' acceptances or similar facilities, in each case issued for the account of such Person;

                  (c) the principal component of all Capital Lease Obligations of such Person;

                  (d) the principal component of all Synthetic Lease Obligations of such Person;

                  (e) net liabilities of such Person in respect of Hedge
            Agreements;

                  (f) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business);

                  (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                  (h) the liquidation value of all redeemable preferred Capital
            Securities of such Person;

                  (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above; and

                  (j) all obligations of the kind referred to in clauses (a)
            through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

            "Insolvent" or "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date" means:

                  (a) as to any ABR Loan, each Monthly Payment Date occurring while such Loan is outstanding and the final maturity date of such Loan,

                  (b) as to any Eurodollar Loan, the last day of the Interest
            Period for such Loan and, if such Interest Period is longer than three months, the last day of each three-month period since the first day of such Interest Period, and

                  (c) as to any Loan (other than any Revolving Loan that is an
            ABR Loan), the date of any repayment or prepayment made in respect thereof.

           "Interest Period" means, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period under a particular Revolving Facility that would extend beyond the Scheduled Revolving Termination Date for the applicable Revolving Facility;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "Investments" is defined in Section 7.8.

            "Issuance Request" means a Letter of Credit request and certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

            "Issuer" means KeyBank National Association, in its capacity as issuer of any Letter of Credit and as creator of any Acceptances.

            "Investors" means, collectively, all of the Parent's stockholders on and as of the Closing Date.

            "Jiangsu JV" is defined in the recitals hereto.

            "Joint Venture Agreement" is defined in the recitals hereto.

            "Landlord Agreement" means each Landlord Agreement executed and delivered pursuant to the terms of this Agreement, substantially in the form of Exhibit G hereto.

            "L/C Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Lender, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.8.4.

            "L/C Commitment Amount" means, on any date, a maximum amount of $21,000,000, as such maximum amount may be changed from time to time pursuant to the terms hereof.

            "L/C Participants" means, collectively, all of the Revolving Lenders other than the Issuer.

            "Lender Hedge Agreements" means all Hedge Agreements entered into by the Borrower under which the counterparty to such agreement is (or at the time such Hedge Agreement was entered into, was) a Lender or an Affiliate of a Lender.

            "Lenders" is defined in the preamble hereto.

            "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) that may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or the Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (i) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (ii) any misrepresentation, inaccuracy or breach of any
            warranty, contained or referred to in Section 4.18;

                  (iii) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

            "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.8.6.

            "Letters of Credit" is defined in Section 2.1.2.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan" means a Revolving Loan.

            "Loan Documents" means this Agreement, the Security Documents, the Revolving Notes, the Borrower Closing Date Certificate, each Letter of Credit, each Lender Hedge Agreement, each Credit Extension Request, each Compliance Certificate, each Acceptance Document, and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

            "Material Adverse Effect" means a material adverse effect on (a) the Transactions and the transactions contemplated by the Loan Documents and the Transaction Documentation, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Material Environmental Amount" means an amount payable by the Borrower and/or its Domestic Subsidiaries in excess of $100,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "Merger" is defined in the recitals hereto.

            "Merger Agreement" means an Agreement and Plan of Merger or other similar agreement, between the Parent and the Borrower, pursuant to which the Parent will be merged with and into the Borrower with the Borrower being the Surviving Corporation.

            "Merger Date" means the date on which the Merger is consummated.

            "Monthly Payment Date" means the last day of each month; provided, that if any such day is not a Business Day, the Monthly Payment Date for such month shall be the next succeeding Business Day.

            "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "Non-Excluded Taxes" is defined in Section 3.5(a).

            "Non-Operating Domestic Subsidiary" means any Domestic Subsidiary of the Borrower listed on Schedule 4.18.

            "Non-U.S. Lender" is defined in Section 3.5(d).

            "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Lender Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, the Acceptances, any Lender Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "Obligors" means, collectively, the Borrower and each Domestic Subsidiary of the Borrower that is a party to a Loan Document (including each Subsidiary Guarantor).

            "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement or operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Parent" is defined in the recitals hereto.

            "Parent Note" means the promissory note, dated as of the date
hereof, evidencing a loan in the original principal amount of $[          ] made
by KeyBank to the Parent, and any extension, renewal, refinancing or replacement thereof.

            "Parent Note Guaranty" means any Guarantee Obligation incurred by the Borrower in respect of the Parent Note upon any extension, renewal, refinancing or replacement thereof, on terms and conditions satisfactory to the Administrative Agent.

            "Parent Note Obligations" means, at any time, (a) the unpaid principal amount of the Parent Note or (b) if the Parent Note remains outstanding after the original stated maturity date thereof and is guaranteed under the Parent Note Guaranty, the aggregate amount guaranteed under the Parent Note Guaranty.

            "Participant" is defined in Section 10.7(b).

           "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Borrower or any Domestic Subsidiary of the Borrower from any Person in which each of the following conditions are satisfied:

                  (a) the Administrative Agent, in its sole discretion, shall have consented in writing to such acquisition; and

                  (b) concurrently with the consummation of such acquisition, the Borrower (and, if applicable, the acquired Person) shall have complied with the requirements of Section 6.10.

            "Permitted Acquisition Agreement" means each stock purchase agreement, asset purchase agreement or other agreement entered into by the Borrower or any of its Domestic Subsidiaries in connection with any Permitted Acquisition, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

            "Permitted Acquisition Documentation" means, collectively, each Permitted Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledged Notes" is defined in the Guarantee and Collateral
Agreement.

            "Pledged Stock" means, collectively, all Capital Securities upon which a Lien is purported to be created by the Guarantee and Collateral Agreement.

            "Pledged Subsidiary" means each Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of (i) any of the Capital Securities of such Subsidiary or (ii) any intercompany notes of such Subsidiary owing to the Borrower or another Subsidiary.

            "Pricing Grid" means the pricing grid attached hereto as Annex A.

            "Pro Forma Balance Sheet" is defined in Section 4.1(a).

            "Projections" is defined in Section 6.2(d).

            "Properties" is defined in Section 4.18(a).

            "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

            "Reference Lender" means KeyBank National Association.

            "Register" is defined in Section 10.7(d).

            "Regulation U" means Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuer pursuant to Section 2.8.6 for amounts drawn under Letters of Credit.

            "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to the Revolving Commitments pursuant to clause (c) of Section 2.4.3 as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event" means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice" means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

            "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

            "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 9 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

            "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

            "Required Lenders" means at any time, the holders of more than 50% of the aggregate Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided, however, that if at such time there are only two Lenders under this Agreement, "Required Lenders" will mean both such Lenders together.

            "Requirement of Law" means as to any Person, its Organic Documents and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reserve Determination" is defined in Section 2.9.4.

            "Responsible Officer" means the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

            "Restricted Payments" is defined in Section 7.6.

            "Revolving Commitment" means, as to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to Section 2.1.1. The Revolving Commitment of each Lender is the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A hereto or in any Assignment and Acceptance Agreement pursuant to which such Lender is a party as assignor or assignee, as the same may be changed from time to time pursuant to the terms hereof.

            "Revolving Commitment Period" means the period from and including the Closing Date to the Revolving Termination Date.

            "Revolving Extensions of Credit" means as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding plus (b) such Lender's Revolving Percentage of the Letter of Credit Outstandings then outstanding plus
(c) such Lender's Revolving Percentage of the Acceptance Obligations then outstanding.

            "Revolving Facility" means the Revolving Commitments and the extensions of credit (including the making of Revolving Loans, the issuance of (or participation in) Letters of Credit and the creation of (or participation in) Acceptances thereunder.

            "Revolving Lender" means each Lender that has a Revolving Commitment or that holds Revolving Loans.

            "Revolving Loan Commitment Amount" means, on any date, a maximum amount of $21,000,000, as such maximum amount may be changed from time to time pursuant to the terms hereof.

            "Revolving Loans" is defined in Section 2.1.1.

            "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Revolving Percentage" means as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Revolving Loan Commitment Amount (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

            "Revolving Termination Date" means the earliest of

                  (a) the Scheduled Revolving Termination Date;

                  (b) the date on which the Revolving Commitments are terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clause (b) or (c), the Revolving Commitments will terminate automatically and without any further action.

            "Scheduled Revolving Termination Date" means April 30, 2003.

            "SEC" means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

            "Secured Parties" means, collectively, the Lenders, the Issuer, the Administrative Agent, each counterparty to a Hedge Agreement that is (or at the time such Hedge Agreement was entered into, was) a Lender or an Affiliate of a Lender, and, in each case, each of the respective successors, transferees and assigns of the foregoing.

            "Security Documents" means the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under any Loan Document.

            "Sight Draft Letter of Credit" means a Commercial Letter of Credit providing for payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by documents complying with the terms thereof.

            "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

            "Solvent" means, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Stated Amount" means on any date with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

            "Stated Expiry Date" is defined in Section 2.8.1.

            "Subordinated Debt" means unsecured Indebtedness of the Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, redemption and other prepayment events, covenants, defaults, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Administrative Agent.

            "Subsidiary" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantor" means each Domestic Subsidiary of the Borrower.

            "Surviving Corporation" means the Borrower as the surviving corporation upon the consummation of the Merger.

            "Synthetic Lease Obligations" means as to any Person, the obligations of such Person to pay rent or other amounts under any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and

(ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which such Person is the lessor.

            "Total Revolving Extensions of Credit" means at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

            "Transactions" is defined in the recitals hereto.

            "Transaction Documentation" means, collectively, the Joint Venture Agreement and the Merger Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

            "Transferee" means any Assignee or Participant.

            "Type" means as to any Revolving Loan, its nature as an ABR Loan or Eurodollar Loan.

            "United States or U.S." means the United States of America.

            "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            "Wholly Owned Subsidiary" means as to any Person, any other Person all of the Capital Securities of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            "Wholly Owned Subsidiary Guarantor" means any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

            SECTION 1.2. Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, Capital Securities, securities, revenues, accounts, leasehold interests and contract rights, and (v) any reference to the Borrower or any Domestic Subsidiary in any financial definition or financial covenant shall be deemed to refer to the U.S. operations of the Borrower or such Domestic Subsidiary, as the case may be.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Article, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 1.3. Cross References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                                   ARTICLE II
                         AMOUNT AND TERMS OF COMMITMENTS

            SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

            SECTION 2.1.1. Revolving Commitments. From time to time on any Business Day occurring during the Revolving Commitment Period, each Revolving Lender will make revolving credit loans (relative to such Lender, its "Revolving Loans") to the Borrower in a principal amount equal to such Lender's Revolving Percentage of the aggregate amount of each Borrowing of Revolving Loans requested by the Borrower to be made on such day; provided, however, that no Revolving Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (x) the aggregate outstanding principal amount of such Lender's Revolving Extensions of Credit would exceed such Lender's Revolving Commitment or (y) the aggregate outstanding Revolving Extensions of Credit of all Lenders would exceed the sum of (i) the Revolving Loan Commitment Amount as then in effect less (ii) the amount of the Parent Note Obligations at such time. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.3 and 2.5.

            SECTION 2.1.2. Letter of Credit Commitment. The Issuer agrees that it will, from time to time on any Business Day occurring during the Revolving Commitment Period,

                  (a) issue one or more Commercial Letters of Credit (relative to the Issuer, its "Letters of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day, in such form as may be approved from time to time by the Issuer; or

                  (b) extend the Stated Expiry Date of an existing Letter of
            Credit previously issued hereunder;

provided, however, that the Issuer will have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Letter of Credit Outstandings would exceed the L/C Commitment Amount, [(ii) the outstanding Acceptance Obligations would exceed the Acceptance Commitment Amount,] or (iii) the aggregate outstanding Revolving Extensions of Credit of all Lenders would exceed the sum of (x) the Revolving Loan Commitment Amount as then in effect less (y) the amount of the Parent Note Obligations at such time. Furthermore, the Issuer shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuer or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. Each Letter of Credit shall be denominated in Dollars.

            SECTION 2.1.3. Acceptance Commitments. The Issuer and each L/C Participant confirm that the Issuer's issuance of Sight Draft Letters of Credit and each L/C Participant's acquisition of interests therein constitutes an agreement by the Issuer and the L/C Participants to extend credit by the Issuer's accepting drafts ("Drafts") for the account of the Borrower that are presented for honor under Sight Draft Letters of Credit in compliance with the terms thereof (each such presentment, an "Acceptance Request", and each such accepted Draft, the "Acceptance") and each L/C Participant's acquiring its Acceptance Participating Interest in such Acceptance created by the Issuer, from time to time during the Revolving Commitment Period; provided that each Draft will be denominated in Dollars and will be stated to mature on a Business Day which shall not be less than 30 days or greater than 180 days after the date thereof, at the option of the Borrower; provided further that the Issuer will have no obligation to create any Acceptances if, after giving effect to such creation, (i) the Acceptance Obligations would exceed the Acceptance Commitment Amount or (ii) the aggregate outstanding Revolving Extensions of Credit of all Lenders would exceed the sum of (x) the Revolving Loan Commitment Amount as then in effect less (y) the amount of the Parent Note Obligations at such time or
(iii) the aggregate outstanding Revolving Extensions of Credit of all Lenders would exceed the Aggregate Available Revolving Commitment of all Lenders. Furthermore, the Issuer will not at any time be obligated to create any Acceptances hereunder if such issuance would conflict with, or cause the Issuer or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. Each Acceptance will be denominated in Dollars.

            SECTION 2.2. Reduction of Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

            SECTION 2.2.1. Optional Termination or Reduction of Revolving Commitments. The Borrower will not have any right to terminate the Revolving Commitments or to reduce the Revolving Loan Commitment Amount; provided, however, that (a) the Revolving Loan Commitment Amount will be reduced from time to time as required pursuant to Section 2.4.4 and (b) the Commitments are subject to termination as set forth herein.

            SECTION 2.3. Borrowing Procedures for Revolving Loans. Revolving Loans will be made in accordance with this Section 2.3.

            SECTION 2.3.1. Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower will give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon (local time at the Funding Office), (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing of Eurodollar Loans under the Revolving Commitments will be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent will promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon (local time at the Funding Office), on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative

Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

            SECTION 2.4. Maturity of Loans; Repayments and Prepayments of Loans. The Borrower agrees that the Loans will be repaid and prepaid pursuant to the following terms.

            SECTION 2.4.1. Maturity of Loans. The Borrower will repay in full the unpaid principal amount of each Loan upon the applicable Scheduled Revolving Termination Date therefor.

            SECTION 2.4.2. Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice will specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, however, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower will also pay any amounts owing pursuant to Section 3.6. Upon receipt of any such notice the Administrative Agent will promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice will be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid.

            SECTION 2.4.3. Mandatory Prepayments and Commitment Reductions. Prior to the Scheduled Revolving Termination Date for each Loan, the Borrower will make payments and prepayments of the Loans as set forth in this Section 2.4.3.

                  (a) Mandatory Prepayment of Revolving Loans, etc. If on any
            date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding amount of all Revolving Extensions of Credit of all Lenders plus (ii) the amount of the Parent Note Obligations exceeds the Revolving Loan Commitment Amount as then in effect, the Borrower will make a mandatory prepayment on such date of Revolving Loans and, if necessary, cash collateralize the Letter of Credit Outstandings, the Acceptance Obligations and the Parent Note Obligations in an aggregate amount equal to such excess.

                  (b) Asset Sales; Recovery Events. If on any date the Borrower or any of its Domestic Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice is delivered in respect thereof, such Net Cash Proceeds will be applied on such date toward the reduction of the Revolving Commitments and the Revolving Loan Commitment Amount as set forth in
            Section 2.4.4; provided, however, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $750,000 in any Fiscal Year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event will be applied toward the reduction of the Revolving Commitments and the Revolving Loan Commitment Amount as set forth in Section 2.4.4.

                  (c) Acceleration. Immediately upon any acceleration of the
            Scheduled Revolving Termination Date of any Loans pursuant to
            Section 8.2 or Section 8.3, the Borrower will repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated will be so repaid).

Each prepayment of any Loans made pursuant to this Section will be without premium or penalty, except as may be required by Section 3.6.

            SECTION 2.4.4. Application of Prepayments and Commitment Reductions. Amounts required to be applied to the reduction of the Revolving Commitments and the Revolving Loan Commitment Amount pursuant to Section 2.4.3, and all other amounts prepaid pursuant to this Section 2.4, will be applied as follows:

                  (a) Subject to clause (b), the application of each repayment or prepayment of the principal of the Loans will be applied, to the extent of such repayment or prepayment, first, to ABR Loans and, second, to Eurodollar Loans.

                  (b) Amounts to be applied pursuant to clause (b) of Section
            2.4.3 will be applied to reduce permanently the Revolving Commitments and the Revolving Loan Commitment Amount. Any such reduction of the Revolving Loan Commitment Amount will be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Revolving Loan Commitment Amount as so reduced, and if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess, the Borrower will, to the extent of such excess, cash collateralize Letter of Credit Outstandings, Acceptance Obligations and Parent Note Obligations, if any.

            SECTION 2.5. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor); provided, however, that no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent will promptly notify each relevant Lender thereof.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, however, that (i) no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and (ii) if the Borrower shall fail to give any required notice as described above in this clause (b) or if such continuation is not permitted pursuant to clause (i) of this proviso, then such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent will promptly notify each relevant Lender thereof.

            (c) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder will be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche will be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (b) no more than five Eurodollar Tranches will be outstanding at any one time.

            SECTION 2.6. Interest Provisions. Interest on the outstanding principal amount of Loans will accrue and be payable in accordance with this
Section 2.6.

            SECTION 2.6.1. Rates. (a) Each Eurodollar Loan will bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin for such Loan.

            (b) Each ABR Loan will bear interest at a rate per annum equal to the ABR plus the Applicable Margin for such Loan.

            SECTION 2.6.2. Default Rate; Conversion of Eurodollar Loans After Default. (a) Notwithstanding Section 2.6.1, if a Default under Section 8.1(a) or 8.1(f) or an Event of Default shall have occurred and be continuing, then (i) all Loans (whether or not overdue) will bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to Section 2.6.1 plus an additional 2% per annum, (ii) the fee payable on outstanding Letters of Credit pursuant to Section 2.8.3 will increase by an additional 2% per annum,
(iii) all Reimbursement Obligations (whether or not overdue) will bear interest at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Loans plus an additional 2% per annum, (iv) all Acceptance Commissions payable on outstanding Acceptances pursuant to clause (a) of Section 2.9.1, will increase by an additional 2% per annum, (v) all Acceptance Reimbursement Obligations (whether or not overdue) will bear interest at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Loans plus an additional 2% per annum and (vi) all amounts (other than the principal of the Loans) not paid when due hereunder (including, to the extent permitted by law, all overdue interest) will bear interest at a rate per annum equal to the ABR plus the Applicable Margin for Term Loans plus an additional 2% per annum.

            (b) At any time during the continuance of a Default under Section 8.1(a) or 8.1(f) or an Event of Default, the Administrative Agent may, in its sole discretion, immediately convert any or all outstanding Eurodollar Loans to ABR Loans, and the Borrower will be obligated to pay all losses and expenses payable in connection therewith pursuant to Section 3.6.

            SECTION 2.6.3. Payment Dates. Interest accrued on each Loan will be payable in arrears, without duplication:

                  (a) on each Interest Payment Date (provided that interest
            accruing pursuant to Section 2.6.2 will be payable from time to time on demand);

                  (b) on the Stated Maturity for the applicable Loan;

                  (c) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan (other than an ABR Loan) on the principal amount so paid or prepaid (including each payment or prepayment made pursuant to Section 2.4);

                  (d) with respect to any ABR Loans converted into Eurodollar
            Loans on a day when interest would not otherwise have been payable pursuant to the definition of "Interest Payment Date," on the date of such conversion; and

               (e) on that portion of any Loans the Scheduled Revolving Termination Date of which is accelerated pursuant to Section 8.2 or
           Section 8.3, immediately upon such acceleration.

            SECTION 2.7. Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period equal to the product of (i) the Commitment Fee Rate times (ii) the sum of (x) the daily average amount of the aggregate Available Revolving Commitments of all the Revolving Lenders during the period for which payment is made less (y) the daily average amount of the Parent Note Obligations (or Guarantee Obligations of the Borrower under the Parent Note Guaranty, as the case may be) outstanding during such period, if any, during the period for which payment is made, payable on the last day of each Fiscal Quarter of the Borrower and on the Revolving Termination Date, commencing on the first of such dates to occur after the Closing Date.

            (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

            SECTION 2.8. Letters of Credit. Letters of Credit issued hereunder will be issued in accordance with, and subject to the terms and provisions of, this Section 2.8.

            SECTION 2.8.1. Stated Expiry Date. Each Letter of Credit will by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (x) unless otherwise agreed to by the Issuer in its sole discretion, the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Scheduled Revolving Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which will in no event extend beyond the date referred to in clause (y) above).

            SECTION 2.8.2. Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuer issue a Letter of Credit by delivering to the Issuer at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuer, and such other certificates, documents and other papers and information as the Issuer may request. Upon receipt of any Application, the Issuer will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and will promptly issue the Letter of Credit requested thereby (but in no event will the Issuer be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuer and the Borrower. The Issuer will furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuer will promptly furnish to the Administrative Agent, which will in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            SECTION 2.8.3. L/C Participations. (a) The Issuer irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuer to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuer, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuer thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuer that, if a draft is paid under any Letter of Credit for which the Issuer is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant will pay to the Issuer upon demand at the Issuer's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuer pursuant to clause (a) in respect of any unreimbursed portion of any payment made by the Issuer under any Letter of Credit is paid to the Issuer within three Business Days after the date such payment is due, such L/C Participant will pay to the Issuer on demand an amount equal to the product of
(i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuer, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to clause (a) is not made available to the Issuer by such L/C Participant within three Business Days after the date such payment is due, the Issuer shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuer submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuer has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with clause (a), the Issuer receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuer), or any payment of interest on account thereof, the Issuer will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuer shall be required to be returned by the Issuer, such L/C Participant shall return to the Issuer the portion thereof previously distributed by the Issuer to it.

            SECTION 2.8.4. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuer will promptly notify the Borrower of the date (the "Disbursement Date") such payment (each such payment, a "Disbursement") will be made and the amount thereof. The responsibility of the Issuer to the Borrower in connection with any draft presented for payment under any Letter of Credit will, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            SECTION 2.8.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuer on each date on which the Issuer notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuer for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuer in connection with such payment. Each such payment will be made to the Issuer at its address for notices specified herein in Dollars and in immediately available funds. Interest will be payable on any and all amounts remaining unpaid by the Borrower under this Section 2.8.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Loans plus 2% per annum. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any Application, the Borrower hereby acknowledges and agrees that it will be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it will be deemed to be the obligor for purposes of each Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or any Subsidiary of the Borrower).

            SECTION 2.8.6. Obligations Absolute, etc. (a) The Borrower's obligations under Section 2.8 will be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuer, any beneficiary of a Letter of Credit or any other Person, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein will adversely affect the right of the Borrower to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

            (b) The Borrower, each other Obligor and, to the extent set forth in
Section 2.8.4, each L/C Participant, will assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer will not (except to the extent of its own gross negligence or wilful misconduct) be responsible or liable for, and the Borrower's Reimbursement Obligations will not be affected by, any of the following:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) failure of the beneficiary to comply fully with
            conditions required in order to demand payment under a Letter of Credit;

                  (iv) any dispute between or among any Obligor and any
            beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Obligor against any beneficiary of such Letter of Credit or any such transferee;

                  (v) errors, omissions, interruptions or delays in
            transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuer; or

                  (vi) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any L/C Participant hereunder. In furtherance and not in limitation or derogation of any of the foregoing, the Borrower agrees that any action taken or omitted by the Issuer under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, will be binding on the Borrower and will not result in any liability of the Issuer to the Borrower.

            SECTION 2.8.7. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1(f) or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit will, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) the Borrower will be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Amounts payable by the Borrower pursuant to this Section will be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent will return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

            SECTION 2.8.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of Section 2.8, the provisions of Section 2.8 will apply.

            SECTION 2.9. Acceptances. Acceptances created hereunder will be created in accordance with, and subject to the terms and provisions of, this
Section 2.9.

            SECTION 2.9.1. Acceptance Fees. (a) The Borrower agrees to pay the Issuer an acceptance commission (an "Acceptance Commission") on the face amount of each Acceptance created by the Issuer hereunder for the period from the date of such Acceptance to the date of its maturity at a rate per annum equal to the Acceptance Discount Rate in effect on the date of creation of such Acceptance plus the Applicable Margin, payable in full on the date of creation of such Acceptance; provided that such Acceptance Commission will be an amount equal to at least $120. On the last day of each March, June, September and December, the Issuer will allocate and pay to each L/C Participant such L/C Participant's pro rata share of the Applicable Margin portion of the Acceptance Commissions paid during the immediately preceding three-month period.

            (b) The Borrower agrees to pay to the Issuer for its own account the customary fees (including, without limitation, processing fees) charged by the Issuer in connection with its creation and administration of bankers' acceptances.

            SECTION 2.9.2. Acceptance Participations. Effective in the case of each Acceptance as of the date of the creation thereof, the Issuer agrees to allot and does allot, to itself and each L/C Participant, and each L/C Participant irrevocably agrees to take and does take, an Acceptance Participating Interest in each Acceptance, the related Draft and all obligations of the Borrower with respect thereto (other than fees payable to the Issuer pursuant to Section 2.9.1. in a percentage equal to such Lender's Revolving Percentage. Each L/C Participant hereby agrees that its participation obligations described in the immediately preceding sentence will be irrevocable and unconditional.

            SECTION 2.9.3. Payments. (a) The Borrower will be obligated, and hereby unconditionally agrees, to pay to the Issuer the face amount of each Acceptance created by the Issuer hereunder on the maturity thereof, or such earlier date on which the obligations of the Borrower under this Agreement become due and payable. The Issuer is hereby authorized to charge the account(s) maintained by the Borrower at the Administrative Agent for all amounts payable pursuant to this Section 2.9.3.

            (b) The failure by the Borrower on any day to have sufficient aggregate Dollar funds on deposit in its account(s) maintained at the Administrative Agent to pay all Acceptance Reimbursement Obligations due on such day in accordance with clause (a) of this Section 2.9.3 (such deficiency being hereinafter referred to as an "Acceptance Reimbursement Deficiency") will constitute the making by the Issuer of a loan to the Borrower (an "Acceptance Reimbursement Loan") in a principal amount equal to the amount of the Acceptance Reimbursement Deficiency as of such day. Each Acceptance Reimbursement Loan will
(i) be payable on demand, (ii) be evidenced by a loan account maintained on the books and records of the Issuer (the "Acceptance Reimbursement Loan Account"), and (iii) bear interest from the date of the creation of the applicable Acceptance Reimbursement Obligation until paid in full at a rate per annum equal to (x) for the Business Day on which such Acceptance Reimbursement Loan is created, the ABR and (y) thereafter, the ABR plus 2%. Interest on each Acceptance Reimbursement Loan will be payable on demand. The entries in the Acceptance Reimbursement Loan Account will constitute prima facie evidence of the accuracy of the information set forth therein.

            (c) If the Issuer makes an Acceptance Reimbursement Loan in accordance with clause (b) of this Section 2.9.3, the Issuer will promptly notify each L/C Participant. Forthwith upon receipt of such notice, each L/C Participant will transfer to the Issuer, in Dollars and in immediately available funds, an amount equal to such L/C Participant's Revolving Percentage of such Acceptance Reimbursement Loan plus interest thereon calculated from the date of such notice at the Federal Funds Effective Rate.

            (d) Upon each L/C Participant's payment in full to the Issuer of its Revolving Percentage of any Acceptance Reimbursement Loan in accordance with clause (b) of this Section 2.9.3, such L/C Participant will acquire the Issuer's claim against the Borrower in respect of such Acceptance Reimbursement Loan to the extent of the amount paid by such L/C Participant. Each L/C Participant agrees that the Issuer will have full authority and responsibility for enforcing all claims against the Borrower with respect to Acceptances and Acceptance Reimbursement Loans and exercising all rights and remedies with respect thereto.

            (e) Whenever, at any time after the Issuer has received from any L/C Participant its pro rata share of any Acceptance Reimbursement Loan in accordance with clause (c) of this Section 2.9.3, the Issuer receives any payments related to such Acceptance Reimbursement Loan (whether received directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuer), or any payment of interest on account thereof, the Issuer will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that the receipt by the Issuer of such payments or such payment of interest (as the case may be) is required to be returned, such L/C Participant will return to the Issuer any portion thereof previously distributed by the Issuer to it.

            (f) Within fifteen days after the end of each Fiscal Quarter, the Issuer will notify each L/C Participant and the Borrower of (i) each creation of an Acceptance by the Issuer during such Fiscal Quarter and (ii) each payment made by the Borrower to the Issuer during such Fiscal Quarter on account of any Acceptance Reimbursement Obligation.

            SECTION 2.9.4. Termination of Acceptance Commitments. In the event that (a) there is a determination made by any regulatory body or instrumentality thereof (including, without limitation, any Federal Reserve Bank or any bank examiner), or there is a change in, or change in interpretation of, any applicable law, rule or regulation (such determination or such change, a "Reserve Determination"), in either case to the effect that bankers' acceptances created hereunder or in connection with a substantially similar facility (whether or not the Borrower or any Lender is directly involved as parties) will be ineligible for reserve-free treatment (or if already discounted, should have been ineligible for reserve-free treatment) with Federal Reserve Banks, and as a result any Lender is required to maintain, or determines as a matter of prudent banking that it is appropriate for it to maintain, additional reserves, or (b) any restriction is imposed on any Lender (including, without limitation, any change in acceptance limits imposed on any Lender) which would prevent such Lender from creating or purchasing participating interests in bankers' acceptances, as the case may be, or otherwise performing its obligations in respect of Acceptances, then, with the consent of the L/C Participants, the Issuer may, or upon the direction of any L/C Participant, the Issuer will, by notice to the Borrower in accordance with Annex B attached hereto, terminate the obligation of the Issuer to issue Sight Draft Letters of Credit and to create Acceptances in whole, effective on the date on which the Issuer gives such notice, and the Issuer will have no further obligation to issue Sight Draft Letters of Credit.

            SECTION 2.9.5. Mandatory Prepayment. The Borrower will, within one Business Day of its receipt of a notice of termination from the Issuer pursuant to Section 2.9.4, prepay the Acceptance Obligations with respect to each Acceptance then outstanding by paying to the Issuer the face amount of each Acceptance less a prepayment discount calculated by the Issuer based upon the then prevailing rate for U.S. Treasury Bills maturing on or about the maturity date of such Acceptance (and communicated to the Borrower in its notice of termination pursuant to Section 2.9.4); provided that in the event the Borrower fails to make such prepayment as provided in this Section 2.9.5, each Lender's pro rata share of the Acceptance Obligation with respect to each Acceptance then outstanding will be deemed to be a Revolving Loan made on the Business Day on which such prepayment was due in a principal amount equal to such Lender's pro rata share of the face amount of such Acceptance and subject to the terms and conditions of Article II and Article III.

            SECTION 2.10. Repayment of Loans; Evidence of Debt.

            (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Scheduled Revolving Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payments in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

            (b) Each Lender will maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent will maintain the Register pursuant to
Section 10.7(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Revolving Note.

                                   ARTICLE III
                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

            SECTION 3.1. Computation of Interest and Fees. (a) All interest and fees payable pursuant hereto will be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent will as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements will become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent will as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement will be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Base Rate.

            SECTION 3.2. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which
            determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent will give notice thereof by facsimile or telephone to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period will be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans will be continued as ABR Loans and (z) any outstanding Eurodollar Loans will be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans will be made or continued as such, nor will the Borrower have the right to convert Loans to Eurodollar Loans.

            SECTION 3.3. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders will be made pro rata according to the Revolving Percentages of the relevant Lenders.

            (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans will be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

            (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon (local time at the Funding Office), on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent will distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment will be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment will be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon will be payable at the then applicable rate during such extension.

            (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender will pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this clause (d) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent will also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Revolving Facility, on demand, from the Borrower.

            (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but will not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent will be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein will be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

           SECTION 3.4. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application, any Acceptance or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.5 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or Acceptances, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower will promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this clause (a), it will promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if it is such Lender's general policy) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit or Acceptance to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy), then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) will be conclusive in the absence of manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of the Borrower pursuant to this Section will survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            SECTION 3.5. Taxes. (a) All payments made by the Borrower under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender will be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower will not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of clause (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this clause (a).

            (b) In addition, the Borrower will pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower will send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower will indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

            (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") will deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of
Exhibit I hereto and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms will be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender will deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender will promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this clause (d), a Non-U.S. Lender will not be required to deliver any form pursuant to this clause (d) that such Non-U.S. Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement will deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (f) The agreements in this Section will survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            SECTION 3.6. Funding Losses. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any conversion of Eurodollar Loans to ABR Loans pursuant to clause (b) of Section 2.6.2 on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender will be conclusive in the absence of manifest error. This covenant will survive the payment in full of all Obligations and the termination of all Commitments.

            SECTION 3.7. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.4 or 3.5(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 3.4 or 3.5(a).

            SECTION 3.8. Eurodollar Rate Lending Loans. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of such Lender to make, continue or convert any such Eurodollar Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Rate Loans payable to such Lender shall automatically convert into ABR Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

            SECTION 3.9. Replacement of Lenders. The Borrower will be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 3.4 or 3.5(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.7 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.4 or 3.5(a), (iv) the replacement financial institution will purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement (including, if applicable, such replaced Lender's Revolving Percentage of Reimbursement Obligations) and assume all Commitments of the Replaced Lender, (v) the Borrower will be liable to such replaced Lender under Section 3.6 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, will be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender will be obligated to make such replacement in accordance with the provisions of Section 10.7(c) (provided that the Borrower will be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower will pay all additional amounts (if any) required pursuant to Section 3.4 or 3.5(a), as the case may be, and (ix) any such replacement will not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender may have against the replaced Lender.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement, to make the Loans, to issue (or participate) in the Letters of Credit and to create (or participate) in the Acceptances, the Borrower hereby represents and warrants to the Administrative Agent, the Issuer and each Lender as set forth in this Article IV:

            SECTION 4.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 1, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Jiangsu JV, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at January 1, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries, in each case as at December 28, 1996, December 27, 1997 and January 2, 1999, and the related consolidated statements of income and of cash flows for the Fiscal Years ended on such dates, reported on by and accompanied by an unqualified report from BDO Seidman LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective Fiscal Years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1999, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its consolidated Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this clause (b). During the period from January 2, 1999 to and including the Closing Date there has been no Disposition by the Borrower and its consolidated Subsidiaries of any material part of its business or property.

            SECTION 4.2. No Material Adverse Change. Since January 2, 1999, there has been no material adverse change in the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

            SECTION 4.3. Organization; Compliance with Law. Each of the Borrower and its Domestic Subsidiaries (other than Non-Operating Domestic Subsidiaries)
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has full power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply with such Requirements of Law would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 4.4. Due Authorization; Governmental Approval. Each Obligor has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, participate in the consummation of all aspects of the Transactions and, in the case of the Borrower, to borrow hereunder. Each Obligor has taken all necessary corporate (or other) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, each agreement executed and delivered in connection with the Transactions to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any other Loan Document or any agreement executed and delivered in connection with the Transactions, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been or, with respect to the Transactions, will be obtained or made and are in full force and effect on the Effective Date or, with respect to the Transactions, will be in full force and effect on the respective dates of consummation thereof, and (ii) the filings referred to in Section 4.20.

            SECTION 4.5. Due Execution and Delivery; Enforceable Obligations. Each Loan Document has been duly executed and delivered on behalf of each Obligor party thereto. This Agreement constitutes, and each other Loan Document and agreement executed and delivered in connection with the Transactions, upon execution will constitute, a legal, valid and binding obligation of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            SECTION 4.6. Non-Contravention. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the creation of Acceptances, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Obligors and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Domestic Subsidiaries would reasonably be expected to have a Material Adverse Effect.

            SECTION 4.7. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries (including, without limitation, Gussack Realty and their respective Affiliates and Subsidiaries) or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, any agreement executed and delivered or to be executed and delivered in connection with the Transactions or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect except as set forth in Schedule 4.7 hereto.

            SECTION 4.8. No Default. Neither the Borrower nor any of its Domestic Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            SECTION 4.9. Ownership of Property; Liens. Each of the Borrower and its Domestic Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of the property or leasehold interests in respect of the Borrower is subject to any Lien except as permitted by Section 7.3.

            SECTION 4.10. Intellectual Property. Each of the Borrower and its Domestic Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does nor the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Domestic Subsidiaries does not infringe on the rights of any Person in any material respect. Neither the Borrower nor any of its Domestic Subsidiaries owns any Intellectual Property except as set forth on Schedule 4.10 hereto.

            SECTION 4.11. Taxes. Each of the Borrower and each of its Domestic Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Domestic Subsidiaries (other than Non-Operating Domestic Subsidiaries), as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            SECTION 4.12. Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

            SECTION 4.13. Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Domestic Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Domestic Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Domestic Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Domestic Subsidiary.

            SECTION 4.14. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            SECTION 4.15. Investment Company Act; Other Regulations. No Obligor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Obligor is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

            SECTION 4.16. Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.16A sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Securities owned by any Obligor and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors, directors' qualifying shares and warrants to purchase 90,000 shares of the Borrowers' common stock issued in connection with the Borrower's initial public offering which as described on Schedule 1.1B) of any nature relating to any Capital Securities of the Borrower or any Domestic Subsidiary, except as created by the Loan Documents. None of the Non-Operating Domestic Subsidiaries owns any material assets or property or engages in any business or activities.

            SECTION 4.17. Use of Proceeds. The proceeds of the Credit Extensions will be used as set forth in Section 6.9.

            SECTION 4.18. Environmental Matters. Except as, (x) in the aggregate, could not reasonably be expected to result in the payment by the Borrower or any of its Domestic Subsidiaries of a Material Environmental Amount, or (y) as disclosed in Schedule 4.18:

                  (a) the facilities and properties owned, leased or operated by the Borrower or any of its Domestic Subsidiaries (the "Properties") do not contain, and have not previously contained, any Hazardous Material in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) neither the Borrower nor any of its Domestic Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) no Hazardous Material has been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has any Hazardous Material been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Domestic Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of any
            Hazardous Material at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) neither of the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

            SECTION 4.19. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Investor or any Obligor to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including the Transactions), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, and no other factual information furnished after the Effective Date in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Obligor that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            SECTION 4.20. Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule 4.20(a) in appropriate form are filed in the offices specified on
Schedule 4.20(a), the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

            SECTION 4.21. Solvency. Each Obligor is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

            SECTION 4.22. Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Domestic Subsidiaries or used or relied upon in the conduct of their business and the testing of all such systems and other equipment as so reprogrammed, has been completed as of the date hereof. The costs to the Borrower and its Domestic Subsidiaries that have not been incurred as of the Closing Date for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Domestic Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

            SECTION 4.23. Real Properties. As of the Closing Date, Schedule 4.24A lists each of the real properties in the United States owned in fee simple by the Borrower or any of its Domestic Subsidiaries and their respective fair market values (as determined by the Borrower in its reasonable judgment) on and as of the Closing Date. As of the Closing Date, Schedule 4.24B lists the address and landlord of each real property leased by the Borrower or any Domestic Subsidiary of the Borrower and the fair market values (as determined by the Borrower in its reasonable judgment) of all tangible items of Collateral located at each such leased real property.

            SECTION 4.24. Capitalization. As of the Closing Date, Schedule 1.1B is a true, complete and accurate description of the equity capital structure of the Borrower and its Domestic Subsidiaries showing, for each such Person, accurate ownership percentages of the equityholders of record and accompanied by a statement of authorized and issued Capital Securities for each such Person. Except as set forth on Schedule 1.1B, as of the Closing Date (a) there are no preemptive rights, outstanding subscriptions, warrants or options to purchase any Capital Securities of the Borrower or any of its Subsidiaries, (b) there are no obligations of the Borrower or any of its Domestic Subsidiaries to redeem or repurchase any of its Capital Securities and (c) except for the Merger there is no agreement, arrangement or plan to which the Borrower or any of its Domestic Subsidiaries is a party or of which the Borrower has knowledge that could directly or indirectly affect the capital structure of the Borrower or its Domestic Subsidiaries. The Capital Securities of the Domestic Subsidiaries described on Schedule 1.1B (i) are validly issued and fully paid and non-assessable and (ii) are owned of record and beneficially as set forth on
Schedule 1.1B hereto, free and clear of all Liens (other than Liens created under the Security Documents).

                                    ARTICLE V
                              CONDITIONS PRECEDENT

            SECTION 5.1. Conditions to Initial Credit Extension. The agreement of each Lender to make the initial Credit Extensions requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Credit Extensions on the Closing Date, of the following conditions precedent:

                  (a) Credit Agreement; Guarantee and Collateral Agreement;
            Revolving Notes. (i) The Administrative Agent shall have received
            (A) this Agreement, executed and delivered by the Administrative Agent, the Parent, the Borrower and each Person listed on Schedule 1.1A; (B) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor, (C) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Investment Property Issuer (as defined therein), if any, that is not an Obligor; (D) for the account of each Revolving Lender requesting the same pursuant to Section 2.10(d), a Revolving Note conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and (E) for the account of each Term Lender requesting the same pursuant to Section 2.10(d), a Term Note, conforming to the requirements hereof and executed by a Responsible Officer of the Borrower

                        (ii) in the event that this Agreement has not been duly
                  executed and delivered by each Person listed on Schedule 1.1A on the date scheduled to be the Closing Date, the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrower and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Commitments that would have been held by the Persons listed on
                  Schedule 1.1A (the "Non-Executing Persons") which have not so executed and delivered this Agreement (subject to each such Designated Lender's consent and its execution and delivery of this Agreement). Schedule 1.1A will automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

                  (b) Payment of Outstanding Indebtedness, etc. All Indebtedness
            identified in Schedule 7.2(b), including without limitation, the Indebtedness incurred under the Existing Credit Agreement, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extensions and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all payoff and release letters, Uniform Commercial Code Form UCC-3 termination statements or other instruments or agreements as may be suitable or appropriate in connection therewith.

                  (c) Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Borrower Closing Date Certificate, dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent. All documents and agreements required to be appended to the Borrower Closing Date Certificate will be in form and substance satisfactory to the Administrative Agent.

                  (d) Pro Forma Balance Sheet; Financial Statements. The Lenders
            shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the 1996, 1997 and 1998 Fiscal Years and (iii) unaudited interim consolidated financial statements of the Borrower for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections previously delivered by the Borrower to the Lenders.

                  (e) Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if each Transaction had been consummated and the initial Credit Extension had been made as of November 30, 1999 and as to such items therein as the Administrative Agent reasonably requests, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting officer of the Borrower.

                  (f) Solvency, etc. The Administrative Agent shall have
            received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting officer of the Borrower, dated the date of the initial Credit Extension, in the form of Exhibit F attached hereto.

                  (g) Resolutions, etc. The Administrative Agent shall have
            received from each Obligor (other than any Non-Operating Domestic Subsidiary), as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Effective Date, for each such Person and (ii) a certificate, dated the date of the initial Credit Extension and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                        (i) resolutions of each such Person's board of directors
                  (or other managing body, in the case of any entity other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transactions applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                        (ii) the incumbency and signatures of those of its
                  officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

                        (iii) the full force and validity of each Organic
                  Document of such Person and copies thereof; upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

                  (h) Approvals. All governmental and third party approvals
            (including landlords' and other consents) necessary in connection with the continuing operations of the Borrower and its Domestic Subsidiaries and the transactions contemplated hereby (other than the Transactions) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

                  (i) Lien Searches. The Administrative Agent shall have
            received the results of a recent lien search in each of the jurisdictions where assets of the Obligors are located, and such search shall reveal no Liens on any of the assets of the Borrower or its Domestic Subsidiaries except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (j) Due Diligence. The Administrative Agent shall have
            completed, and be reasonably satisfied in all respects with the scope and results of, its ongoing due diligence investigation of the business, assets, operations, financial, legal and other condition, prospects and material agreements and existing and contingent liabilities and obligations of the Borrower and its Subsidiaries and of any other relevant affiliates of the Borrower.

                  (k) Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as applicable, all fees due and payable pursuant to Section 2.7 and all costs and expenses due and payable pursuant to Section 10.5 for which invoices have been presented (including the reasonable fees and expenses of legal counsel).

                  (l) Legal Opinions. The Administrative Agent shall have
            received the following executed legal opinions:

                        (i) the legal opinion of Pepper & Hamilton LLP, counsel
                  to the Obligors, substantially in the form of Exhibit I-1 hereto; and

                        (ii) the legal opinion of Mr. John Stein, general
                  counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit I-2 hereto.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (m) Filings, Registrations and Recordings. (i) Each document
            (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                        (ii) All Uniform Commercial Code financing statements or
                  other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Effective Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Effective Date.

                  (n) Landlord Agreements, etc. The Administrative Agent shall have received with respect to any real property leased by the Borrower or any Domestic Subsidiary of the Borrower (A) which, in the reasonable opinion of the Administrative Agent, is material to the business or operations of the Borrower and its Subsidiaries or
            (B) on which is located tangible items of Collateral, a Landlord Agreement from the lessor of each such real property, duly executed by such lessor.

                  (o) Insurance. The Administrative Agent shall have received insurance certificates from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Loan Document (including coverage required pursuant to Section 5.2 of the Guarantee and Collateral Agreement).

                  (p) Material Litigation. Jones, Day, Reavis & Pogue, counsel to the Administrative Agent, shall have received all information reasonably requested by it pertaining to outstanding litigation matters set forth in Schedule 4.7 hereto, which information shall be reasonably satisfactory in form and substance to such counsel.

                  (q) Year 2000 Assessment Work Sheet. The Administrative Agent
            shall have received Year 2000 assessment worksheet certificates from the Borrower in form and substance satisfactory to the Administrative Agent.

            SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction, prior to or concurrently with the making of such Credit Extension, of the following conditions precedent:

                  (a) Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1(e) shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                        (i) the representations and warranties set forth in each
                  Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                        (ii) no Default shall have then occurred and be
                  continuing.

                  (b) Credit Extension Request, etc. The Administrative Agent
            and/or the Issuer, as applicable, shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended or a Draft if an Acceptance is being requested. Each of the delivery of a Borrowing Request, Issuance Request or a Draft and the acceptance by the Borrower of the proceeds of such Credit Extension will constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in paragraph (a) above are true and correct in all material respects.

                  (c) Satisfactory Legal Form. All documents executed or
            submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, any Acceptance remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent or the Issuer hereunder, the Borrower will and will cause each of its Domestic Subsidiaries (other than Non-Operating Domestic Subsidiaries) to:

            SECTION 6.1. Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman, LLP or other independent certified public accountants satisfactory to the Administrative Agent.

                  (b) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each Fiscal Quarter of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form (i) the figures for the previous Fiscal Year and (ii) the figures from the Annual Budget covering the current Fiscal Year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All financial statements required to be delivered pursuant to this Section shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            SECTION 6.2. Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (h) of this Section, to the relevant Lender):

                  (a) Annual Certificate of Certified Public Accountants.
            Concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) Responsible Officer's Certificate. Concurrently with the delivery of any financial statements pursuant to Section 6.1, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Obligor during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate.

                  (c) Compliance Certificate; Location of Collateral.
            Concurrently with the delivery of any quarterly or annual financial statements pursuant to Section 6.1, (i) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Domestic Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, and (ii) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Obligor keeps inventory or equipment and of any Intellectual Property acquired by any Obligor since the date of the most recent list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Closing
            Date).

                  (d) Annual Budget; Projections. As soon as available, and in any event no later than 45 days after the end of each Fiscal Year, a detailed consolidated budget for the following Fiscal Year (including a projected consolidated balance sheet of the Borrower and its Domestic Subsidiaries (other than Non-Operating Domestic Subsidiaries), as of the end of the following Fiscal Year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (the "Annual Budget"), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

                  (e) Discussion and Analysis of Financial Condition, etc.
            Within 90 days after the end of each Fiscal Year and within 45 days after the end of each Fiscal Quarter of each Fiscal Year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Domestic Subsidiaries (other than Non-Operating Domestic Subsidiaries), for such Fiscal Year and each such Fiscal Quarter as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year.

                  (f) Proposed Amendments, etc. to Certain Agreements. No later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Subordinated Debt Document, any other agreement or instrument subject to the restrictions contained in Section 7.13 or any Transaction Documentation.

                  (g) Financial Statements and Reports, etc. Within five days after the same are sent, copies of all financial statements and reports that any Obligor sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Obligor may make to, or file with, the SEC.

                  (h) Other Information. Promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            SECTION 6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

            SECTION 6.4. Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its corporate existence, and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            SECTION 6.5. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

            SECTION 6.6. Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law will be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Domestic Subsidiaries with officers and employees of the Borrower and its Domestic Subsidiaries and with its independent certified public accountants. The Borrower will pay for (i) prior to the occurrence and continuance of an Event of Default, one visit per year by the Administrative Agent and (ii) all such visits at any time an Event of Default has occurred and is continuing. Representatives of each Lender, at their own expense, will be permitted to accompany representatives of the Administrative Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, to the extent requested by the Administrative Agent or the Required Lenders, the Borrower will participate and will cause its key management personnel to participate in one meeting per year with the Administrative Agent and the Lenders, which meeting shall be held at such time and such place as may be reasonably acceptable to the Administrative Agent and the Borrower.

            SECTION 6.7. Notice of Default, Litigation or Certain Other Matters. Promptly (but in any event within three days of obtaining knowledge thereof) give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual
            Obligation of the Borrower or any of its Domestic Subsidiaries or
            (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Domestic Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Domestic Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) any significant adverse change (in the Borrower's
            reasonable judgment) in the Borrower's or any Domestic Subsidiary's relationship with, or any significant event or circumstance which in the Borrower's reasonable judgment is likely to adversely affect the Borrower's or any Domestic Subsidiary's relationship with, (i) any customer (or related group of customers) representing more than 20% of the Borrower's consolidated revenues during its most recent Fiscal Year, or (ii) any supplier which is material to the operations of the Borrower and its Domestic Subsidiaries considered as an entirety; and

                  (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Domestic Subsidiary proposes to take with respect thereto.

            SECTION 6.8. Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            SECTION 6.9. Use of Proceeds. Apply the proceeds of the Credit Extensions as follows:

                  (a) Apply the proceeds of Revolving Loans (i) for working
            capital and general corporate purposes of the Borrower and its Domestic Subsidiaries, (ii) for making Capital Expenditures in the ordinary course of business of the Borrower and its Domestic Subsidiaries, (iii) to finance Permitted Acquisitions (to the extent consented to by the Administrative Agent), and (iv) to make any Investments permitted under the Loan Documents; provided, that such proceeds shall not be used to finance acquisitions of Persons or assets other than Permitted Acquisitions.

                  (b) Use the Letters of Credit and the Acceptances for working capital and general corporate purposes of the Borrower and its Domestic Subsidiaries.

            SECTION 6.10. Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries (other than (x) any property described in clause (b), or (c) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(d)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries or owned by a Domestic Subsidiary that is acquired after the Closing Date (other than any such real property subject to a Lien expressly permitted by Section 7.3(d)), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Domestic Subsidiary created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments or supplements to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Securities of such new Domestic Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement,
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of the Secretary or an Assistant Secretary of such Domestic Subsidiary as to the matters set forth in Section 5.1(g) (together with appropriate attachments) and a copy of a good standing certificate for such Subsidiary, dated a date reasonably acceptable to the Administrative Agent, and
(iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

            The Borrower hereby covenants agrees with each Lender, the Issuer and the Administrative Agent that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, any Acceptance remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth in this Article VII.

            SECTION 7.1. Financial Condition Covenants.

            (a) Consolidated Funded Debt Ratio. The Borrower will not permit the Consolidated Funded Debt Ratio as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending on or closest to December 31, 2000) occurring during any period set forth below to be greater than the ratio set forth below opposite such period:

                      Period                      Consolidated Funded Debt Ratio
                      ------                      ------------------------------

       The Fiscal Quarter beginning on or                    3.50 to 1
       closest to 01/01/00 through (and
       including) the Fiscal Quarter ending on
       or closest to 12/31/00

       The Fiscal Quarter beginning on or                    2.75 to 1
       closest to 01/01/01 through (and
       including) the Fiscal Quarter ending on
       or closest to 12/31/01

       The Fiscal Quarter beginning on or                    2.50 to 1
       closest to 01/01/02 and thereafter

            (b) Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending on or closest to December 31, 2000) to be less than 1.50 to 1.

            (c) Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending on or closest to March 31, 2000) to be less than 3.50 to 1.

            SECTION 7.2. Indebtedness. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness in respect of the Obligations;

                  (b) until the date of the initial Credit Extension,
            Indebtedness that is to be repaid in full on or prior to such date as further identified in Schedule 7.2(b);

                  (c) Indebtedness existing as of the Effective Date which is identified in Schedule 7.2(c), and refinancings thereof provided that any such refinancing will not increase the principal amount of such Indebtedness or, with respect to Guarantee Obligations, the amount guaranteed;

                  (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Domestic Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Domestic Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or the incurrence of Guarantee Obligations in respect thereof except as described on Schedule 7.2(c);

                  (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Domestic Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Domestic Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property), (iii) in respect of Capital Lease Obligations and (iv) under Synthetic Leases; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed [$2,000,000];

                  (f) Indebtedness of any Wholly Owned Subsidiary Guarantor
            owing to the Borrower or any other Domestic Subsidiary;

                  (g) Guarantee Obligations incurred by the Borrower or any of its Domestic Subsidiaries in connection with the Employee Automobile Purchase Program in an aggregate amount at any time outstanding not to exceed $500,000;

                  (h) unsecured Indebtedness (not evidenced by a note or other instrument) of the Borrower owing to a Domestic Subsidiary that has previously executed and delivered to the Administrative Agent the Guarantee and Collateral Agreement;

                  (i) the Parent Note Guaranty, upon an extension, renewal,
            refinancing or replacement thereof, on terms and conditions satisfactory to the Administrative Agent; and

                  (j) Reimbursement obligations in respect of the Existing GMAC
            Letters of Credit, provided that, such letters of credit may not be extended for longer than three months beyond the current stated expiry dates thereof:

provided, however, that no Indebtedness otherwise permitted by clauses (e), (f),
(g), (h) or (i) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result herefrom.

            SECTION 7.3. Liens. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations or the Parent
            Note Guaranty;

                  (b) until the date of the initial Credit Extension, Liens
            securing payment of Indebtedness of the type described in Schedule 7.2(b);

                  (c) Liens existing as of the Effective Date and disclosed in
            Schedule 7.3(c) securing Indebtedness described in Section 7.2(c), and refinancings of such Indebtedness; provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date);

                  (d) Liens securing Indebtedness of the type permitted under
            Section 7.2(e) incurred to finance the acquisition of fixed or capital assets; provided that (i) such Lien is created substantially simultaneously with (and in any event within 60 days of) the incurrence of such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction), (iii) such Lien encumbers only the assets that are financed by such Indebtedness and
            (iv) the amount of Indebtedness secured thereby is not increased;

                  (e) Liens in favor of carriers, warehousemen, mechanics,
            materialmen and landlords granted in the ordinary course of business for amounts that are not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that the aggregate Indebtedness secured by Liens described in this clause (e) shall not exceed $100,000 at any one time outstanding;

                  (f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (g) judgment Liens in respect of judgments in the aggregate amount of $500,000 or more in existence for less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1(h);

                  (h) easements, rights-of-way, zoning restrictions, minor
            defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (j) Liens arising pursuant to the cash collateralization of the Existing GMAC Letters of Credit.

            SECTION 7.4. Fundamental Changes. The Borrower, will not, and will not permit any of its Domestic Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or
            consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) the Parent may merge with and into the Borrower in the
            Merger; provided that all Indebtedness of the Parent identified in
            Schedule 7.4(b), including pursuant to the Existing Parent Credit Agreement, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full or been refinanced by a lender or lenders and on terms satisfactory to the Required Lenders in their sole discretion and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released, and the Administrative Agent shall have received all payoff and release letters, Uniform Commercial Code Form UCC-3 termination statements or other instruments or agreements as may be suitable or appropriate in connection therewith; provided, further, that the Borrower shall have delivered to the Administrative Agent (i) a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding the Merger Date giving pro forma effect to the consummation of the Merger and any Borrowing of Loans or incurrence of Subordinated Debt necessary in connection therewith and evidencing compliance with the covenants set forth in Section 7.1 as if the Merger and any such Borrowing or incurrence of Subordinated Debt had been consummated on the first day of such period, (ii) the most recent annual and interim financial statements for the Parent and (iii) new detailed projections for the Borrower and its Subsidiaries through the Scheduled Revolving Termination Date for the Term Loans giving pro forma effect to the Merger, based on assumptions reasonably satisfactory to the Administrative Agent and demonstrating pro forma compliance with all covenants contained in this Agreement, including those contained in Section 7.1, in each case, prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.1(a) and in form and substance reasonably satisfactory to the Administrative Agent; and

                  (c) any Subsidiary of the Borrower may Dispose of any or all
            of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor.

            SECTION 7.5. Disposition of Property. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Domestic Subsidiary's Capital Securities to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4(c);

                  (d) the sale or issuance of any Subsidiary's Capital
            Securities to the Borrower or any Wholly Owned Subsidiary Guarantor; and

                  (e) the Disposition of other property having a fair market value not to exceed $1,000,000 in the aggregate for any Fiscal Year.

            SECTION 7.6. Restricted Payments. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Securities of the Borrower or any Domestic Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Domestic Subsidiary (collectively, "Restricted Payments"), except that (a) any Subsidiary may pay cash dividends to the Borrower or any Wholly Owned Subsidiary Guarantor, (b) the Borrower may pay cash dividends to its stockholders, subject to compliance with
Section 7.1(b) and (c) Restricted Payments Admitted by Section 7.8(i).

            SECTION 7.7. Capital Expenditures. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Domestic Subsidiaries (other than Non-Operating Subsidiaries) in the ordinary course of business not exceeding $1,500,000 in any Fiscal Year; provided that
(i) up to $750,000 of any such amount referred to above, if not so expended in the Fiscal Year for which it is permitted, may be carried over for expenditure in the next succeeding Fiscal Year and (ii) Capital Expenditures made pursuant to this clause (a) during any Fiscal Year shall be deemed made, first, in respect of amounts permitted for such Fiscal Year as provided above and, second, in respect of amounts carried over from the prior Fiscal Year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

            SECTION 7.8. Investments. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Securities, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of
            business;

                  (b) Investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees of the Borrower or any
            Domestic Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Domestic Subsidiary of the Borrower not to exceed $100,000 at any one time outstanding;

                  (e) Investments constituting Permitted Acquisitions;

                  (f) Investments in assets useful in the business of the
            Borrower and its Domestic Subsidiaries made by the Borrower or any of its Domestic Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (g) Investments by the Borrower or any of its Domestic
            Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

                  (h) Investments by the Borrower or any of its Domestic
            Subsidiaries in Foreign Subsidiaries and other Affiliates of the Borrower in an aggregate amount not to exceed $8,000,000; and

                  (i) the Investments in an aggregate amount not to exceed
            $3,000,000 consisting of the repurchase of common stock of the Borrower in open market transactions.

            SECTION 7.9. Transactions with Affiliates. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any Non-Operating Domestic Subsidiary or (b) any other Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless, in the case of this clause (b) only, such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the Borrower or such Domestic Subsidiary, as the case may be, and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Domestic Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

            SECTION 7.10. Sales and Leasebacks. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Domestic Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Domestic Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Domestic Subsidiary.

            SECTION 7.11. Changes in Fiscal Periods. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, permit the fiscal year of the Borrower to end on a day other than a day in December, or January, as the case may be, as set forth in the company calendar provided annually by the Borrower to the Administrative Agent in accordance with the definition of the term "Fiscal Year," or change the Borrower's method of determining fiscal quarters, in each case, as determined consistent with the past practice.

            SECTION 7.12. Modification of Certain Agreements. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of its Domestic Subsidiaries to, amend, modify, supplement, waive or otherwise change, or consent or agree to any amendment, modification, supplement, waiver or other change to, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any of the terms of any preferred stock of the Borrower (other than


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any such amendment, modification, supplement, waiver or other change for which no fee is payable to the holders of such preferred stock and which (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or (ii) would reduce the rate or extend any date for payment of dividends thereon).

            SECTION 7.13. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Domestic Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Loan Documents and (ii) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

            SECTION 7.14. Clauses Restricting Subsidiary Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Domestic Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Securities of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Domestic Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Domestic Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Domestic Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Securities or assets of such Subsidiary.

            SECTION 7.15. Lines of Business. Except for any transaction permitted hereunder, the Borrower will not, and will not permit any of its Domestic Subsidiaries to, enter into any business, either directly or through any Domestic Subsidiary, except for those businesses in which the Borrower and its Domestic Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

            SECTION 7.16. Amendments to Transaction Documentation. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, (a) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Domestic Subsidiaries pursuant to any Transaction Documentation or any other document delivered by any seller (or any affiliate of a seller) in connection with a Permitted Acquisition such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Obligors or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Transaction Documentation or any such other documents except for any such amendment, supplement or modification that could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

            SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section shall constitute an "Event of Default."

                  (a) Non-Payment of Obligations. The Borrower shall (i) fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof, or shall fail to make any deposit of cash for collateral purposes when required to do so pursuant to Section 2.4.4, (ii) fail to pay when due any interest on any Loan or Reimbursement Obligation or any fee due hereunder within three days after either becomes due and payable or (iii) fail to pay any other amount payable hereunder or under any other Loan Document within fifteen days after any such other amount becomes due in accordance with the terms hereof.

                  (b) Breach of Warranty. Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made.

                  (c) Non-Performance of Certain Covenants and Obligations. Any
            Obligor shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 6.7(e),
            Section 6.7(f), Section 6.10, or Article VII of this Agreement or
            Section 5.5 or 5.7(b) of the Guarantee and Collateral Agreement.

                  (d) Non-Performance of Other Covenants and Agreements. Any
            Obligor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) an officer of the Borrower obtains actual knowledge of such default and (ii) the Borrower receives notice of such default from the Administrative Agent or the Required Lenders.

                  (e) Default on Other Indebtedness. (i) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in clause (a) above) of the Borrower or any of its Domestic Subsidiaries or any other Obligor, including any Guarantee Obligation, or (ii) a default shall occur in the performance or observance of any obligation, agreement or condition with respect to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, if (x) the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or (y) such default, event or condition shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity; provided that a default, event or condition described in this clause (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in this clause (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $500,000.

                  (f) Bankruptcy, Insolvency, etc. (i) The Borrower or any of
            its Domestic Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Domestic Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Domestic Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Domestic Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Domestic Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Domestic Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) Pension Plans. (i) any Person shall engage in any
            "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect.

                  (h) Judgments. (i) Any judgment, order or decree for the
            payment of money individually or in the aggregate in excess of $500,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Domestic Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 60 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
            (ii) any judgment, order or decree shall be rendered against the Borrower or any of its Domestic Subsidiaries or any other Obligor involving a required divestiture of any material properties, assets or business which are (x) reasonably estimated to have a fair value in excess of $500,000 or (y) necessary for the Borrower and its Subsidiaries to continue in the lines of business in which they are engaged immediately prior to such judgment, and, in each case, such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (i) Impairment of Security, etc. Any of the Security Documents
            shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect, or any Obligor or any Affiliate of any Obligor shall so assert; or any Lien granted under any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or any guaranty made by any Obligor pursuant to the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Obligor or any Affiliate of any Obligor shall so assert; or

                  (j) Failure of Subordination. Unless otherwise waived or
            consented to by the Administrative Agent, the Lenders and the Issuer in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuer in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or similar term) referring to the Obligations; or the Borrower or any of its Domestic Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuers or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

                  (k) Change in Control. Any Change in Control shall occur.

            SECTION 8.2. Action if Bankruptcy. If any Event of Default specified in clause (i) or (ii) of Section 8.1(f) occurs with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically and immediately terminate (and each Commitment Amount will automatically be reduced to zero) and the outstanding principal amount of all outstanding Loans (with accrued interest thereon) and all other Obligations (including all Letter of Credit Outstandings and all Acceptance Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit or Acceptances shall have presented the documents required thereunder) shall automatically be and become immediately due and payable, without notice or demand to any person, and the Borrower shall automatically and immediately be obligated to cash collateralize all Letter of Credit Outstandings and all Acceptance Obligations.

            SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default specified in clause (i) or (ii) of Section 8.1(f) with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate and the Revolving Loan Commitment Amount shall reduce to zero; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including all accrued interest on the Loans) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of Letter of Credit Outstandings and all Acceptance Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit or Acceptances shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Borrower shall cash collateralize all Letter of Credit Outstandings and all

Acceptance Obligations, if any. Except as expressly provided above in this
Article VIII, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

            SECTION 8.4. Special Provisions Regarding Letters of Credit and Acceptance. Amounts held in any cash collateral account pursuant to Section 8.3 in connection with Letter of Credit Outstandings and/or Acceptance Obligations shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit and/or Acceptance Obligations, and the unused portion thereof (if any) after all such Letters of Credit and/or Acceptance Obligations shall have expired or been fully drawn upon shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit and/or Acceptance Obligations shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

            SECTION 9.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            SECTION 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent will not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            SECTION 9.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates will be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent will not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor.

            SECTION 9.4. Reliance by Administrative Agent. The Administrative Agent will be entitled to rely, and will be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent will be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent will in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto will be binding upon all the Lenders and all future holders of the Loans.

            SECTION 9.5. Notice of Default. The Administrative Agent will not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent will take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            SECTION 9.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of an Obligor or any affiliate of an Obligor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and their affiliates and made its own decision to make its Credit Extensions hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent will not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Obligor or any affiliate of an Obligor that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            SECTION 9.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender will be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section will survive the payment of the Obligations and all other amounts payable hereunder.

            SECTION 9.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it, with respect to any Letter of Credit issued or participated in by it and with respect to any Acceptances created or participated in by it, the Administrative Agent will have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" will include the Administrative Agent in its individual capacity.

            SECTION 9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders will appoint from among the Lenders a successor agent for the Lenders, which successor agent will (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" will mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent will be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation will nevertheless thereupon become effective and the Lenders will assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article IX will inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

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                                    ARTICLE X
                                  MISCELLANEOUS

            SECTION 10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Obligor party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Obligor party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Obligors hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification will:

                  (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (including any change to the Pricing Grid that would result in any such reduction) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment or Term Commitment, in each case without the consent of each Lender directly affected thereby;

                  (ii) eliminate or reduce any voting rights under this Section
            10.1, reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                  (iii) amend, modify or waive any condition precedent to any
            Credit Extension under the Revolving Facility set forth in Section
            5.3 (including in connection with any waiver of an existing Default or Event of Default) in any respect materially adverse to the Revolving Lenders, in each case without the consent of the Required Lenders in respect of the Revolving Facility;

                  (iv) amend, modify or waive any provision of Section 3.3
            without the consent of the Required Lenders in respect of each Revolving Facility adversely affected thereby;

                  (v) reduce the amount of Net Cash Proceeds required to be
            applied to prepay Loans under this Agreement without the consent of the Required Lenders in respect of each Revolving Facility adversely affected thereby;

                  (vi) reduce the percentage specified in the definition of
            Required Lenders with respect to any Revolving Facility without the consent of all Lenders under such Revolving Facility;

                  (vii) amend, modify or waive any provision of Article IX
            without the consent of the Administrative Agent; or

                  (viii) amend, modify or waive any provision of Section 2.8 or
            2.9 without the consent of the Issuer.

Any such waiver and any such amendment, supplement or modification will apply equally to each of the Lenders and will be binding upon the Obligors, the Lenders, the Administrative Agent, the Issuer and all future holders of the Loans. In the case of any waiver, the Obligors, the Lenders, the Issuer and the Administrative Agent will be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived will be deemed to be cured and not continuing; but no such waiver will extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            SECTION 10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective will be in writing (including by facsimile), and, unless otherwise expressly provided herein, will be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when the confirmation of transmission thereof is received by the transmitter, addressed as set forth in Annex B in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto.

            SECTION 10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            SECTION 10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            SECTION 10.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with (x) the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents and (y) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, including, in each case, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents. All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at its address, and to the attention of the contact person, set forth below the Borrower's name in Annex B, or to such other contact person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the payment in full of all Obligations and the termination of all Commitments.

            SECTION 10.6. Indemnification of Secured Parties. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (each, an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to

                  (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

                  (ii) execution, delivery, enforcement, performance and
            administration of this Agreement, the other Loan Documents and any agreements executed and delivered in connection with the Transaction (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to
            Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

                  (iii) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Domestic Subsidiary or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, noncompliance with or liability under any Environmental Law or other matter relating to the protection of the environment applicable to the operations of the Borrower or any of its Domestic Subsidiaries or any of the Properties;

                  (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Domestic Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Domestic Subsidiary; or

                  (vi) each Lender's Environmental Liability (the
            indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Domestic Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental

            Liability, regardless of whether caused by, or within the control of, such Obligor or such Domestic Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnitee by reason of the relevant Indemnity's gross negligence or wilful misconduct. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Domestic Subsidiaries not to assert, and hereby waives and agrees to cause its Domestic Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. It is expressly understood and agreed that to the extent that any Indemnitee is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnitee. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The agreements in this Section 10.6 shall survive the payment in full of all Obligations and the termination of all Commitments.

            SECTION 10.7. Successors and Assigns; Participations and Assignments. (a) This Agreement will be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, with the consent of the Administrative Agent (but without the consent of the Borrower), in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that each such participation will be in a minimum amount of $5,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement will remain unchanged, such Lender will remain solely responsible for the performance thereof, such Lender will remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event will any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Loans or any reimbursement Obligations or Acceptance Obligations or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation, (y) release all or any substantial portion of the Collateral, or release any Subsidiary Guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Loan Documents, or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant will, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant will be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.8(a) as fully as if it were a Lender hereunder. The

Borrower also agrees that each Participant will be entitled to the benefits of Sections 3.4, 3.5 and 3.6 with respect to its participation in the Commitments, Loans, Letters of Credit and Acceptances outstanding from time to time as if it was a Lender; provided, however, that, in the case of Section 3.5, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant will be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, will not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this clause (c), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, if such assignment is in respect of less than all of the rights and obligations of the Assignor, the sum of the aggregate principal amount of the Loans and/or the aggregate amount of the Letter of Credit Outstandings and/or the aggregate amount of the Acceptance Obligations and/or the aggregate principal amount of the unused Commitments (A) being assigned by such Assignor shall be $5,000,000 or more unless the Assignor is transferring all of its rights and obligations and (B) remaining with the Assignor shall not be less than $5,000,000 unless the Assignor is transferring all of its rights and obligations or unless otherwise agreed by the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder will be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder will, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor will cease to be a party hereto). Notwithstanding any provision of this Section 10.7, the consent of the Borrower will not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing.

            (d) The Administrative Agent will, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register will be conclusive, in the absence of manifest error, and the Borrower, each other Obligor, the Administrative Agent and the Lenders will treat each Person whose name is recorded in the Register as the owner of the Loans and any Revolving Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Revolving Note, will be effective only upon appropriate entries with respect thereto being made in the Register (and each Revolving Note will expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Revolving Note will be registered on the Register only upon surrender for registration of assignment or transfer of the Revolving Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Revolving Notes will be issued to the designated Assignee.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by clause
(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent will (i) promptly accept such

Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

            (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.7 concerning assignments of Loans and Revolving Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Revolving Note to any Federal Reserve Bank in accordance with applicable law.

            (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Revolving Notes to any Lender requiring Revolving Notes to facilitate transactions of the type described in clause (f) above.

            SECTION 10.8. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Revolving Facility, if any Lender (a "Benefitted Lender") will receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender will purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or will provide such other Lenders with the benefits of any such collateral, as will be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase will be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender will have the right, after the occurrence and during the continuation of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice will not affect the validity of such setoff and application.

            SECTION 10.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            SECTION 10.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.11. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            SECTION 10.12. GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO LAWS OR RULES ARE SO DESIGNATED, [THE INTERNATIONAL STANDBY PRACTICES (ISP98 -- INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP98 RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES,] THE LAW OF THE STATE OF NEW YORK.

            SECTION 10.13. Submission To Jurisdiction; Waivers. The Borrower, the Administrative Agent and each Lender each hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or
            proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Annex B or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to
            effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            SECTION 10.14. Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation,
            execution and delivery of this Agreement and the other Loan
            Documents;

                  (b) neither the Administrative Agent, the Issuer nor any
            Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Issuer and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan
            Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, the Issuer and the Lenders.

            SECTION 10.15. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in clause (b) below.

           (b) At such time as the Loans, the Reimbursement Obligations and all other Obligations (other than obligations under or in respect of Lender Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit or Acceptances shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person, except as may be reasonably requested by any party hereto.

            SECTION 10.16. Confidentiality. Each of the Administrative Agent, the Issuer, the L/C Participants and each Lender agrees to keep confidential all non-public information provided to it by any Obligor pursuant to this Agreement; provided, however, that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

            SECTION 10.17. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                 GENERAL BEARING CORPORATION


                                 By:____________________________________________
                                    Name:
                                    Title:


                                 KEYBANK NATIONAL ASSOCIATION, as
                                 Administrative Agent, as Issuer and as a Lender


                                 By:____________________________________________
                                    Name:
                                    Title:

                                                                         ANNEX A

                                 PRICING GRID

================================================================================================
                                                 Applicable Margin for
                                                     Revolving Loans
                                          ====================================
                                                                                     Applicable
                                                                      Revolving      Margin for
    Consolidated Funded Debt              Eurodollar    ABR Loans    Commitment        Bankers
             Ratio                           Loans                    Fee Rates      Acceptances
================================================================================================
less than or equal to 1.75 to 1              1.00%        0.00%        0.125%           1.00%
------------------------------------------------------------------------------------------------
  greater than 1.75 to 1 and                 1.25%        0.25%        0.125%           1.25%
less than or equal to 2.25 to 1
------------------------------------------------------------------------------------------------
  greater than 2.25 to 1 and                 1.50%        0.50%         0.25%           1.50%
less than or equal to 2.75 to 1
------------------------------------------------------------------------------------------------
       greater than 2.75                     1.75%        0.75%         0.25%           1.75%
to 1 and less than or equal to
             3.00
------------------------------------------------------------------------------------------------
     greater than 3.00                       2.00%        1.00%         0.25%           2.00%
------------------------------------------------------------------------------------------------

If any financial statements referred to in Section 6.1 of the Credit Agreement are not delivered within the time periods specified therein, then, until such financial statements are delivered, the Consolidated Funded Debt Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.50 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Funded Debt Ratio shall for the purposes of this definition be deemed to be greater than 3.50 to 1.0. Each determination of the Consolidated Funded Debt Ratio pursuant to this Pricing Grid shall be made with respect to (or, in the case of Consolidated Funded Debt, as at the end of) the period of four consecutive Fiscal Quarters of the Borrower ending at the end of the period covered by the relevant financial statements except to the extent otherwise provided in the Credit Agreement.

                                                                       ANNEX B


                              NOTICE INFORMATION


                The Borrower: General Bearing Corporation
                              44 High Street
                              West Nyack, New York 10994
                              Attention:  John E. Stein
                              Telephone:  (914) 358-6000
                              Facsimile:  (914) 358-1218

    The Administrative Agent
              and the Issuer: KeyBank National Association
                              Key Bank Plaza
                              One Washington Center
                              Newburgh, New York 12550
                              Attention: [          ]
                              Telephone:  (914) 563-[    ]
                              Facsimile:  (914) 563- [    ]

                                                                 Schedule 1.1A
                                                       TO THE CREDIT AGREEMENT


                                 COMMITMENTS


           Lender                          Aggregate Commitment Amount
           ------                          ---------------------------

           KeyBank National Association    $21,000,000

                                                                   Schedule 1.1A

                                   COMMITMENTS


Lender                                   Aggregate Commitment Amount
------                                   ---------------------------

KeyBank National Association             $21,000,000

                                                                   Schedule 1.1B

                           CAPITALIZATION OF BORROWER

Authorized shares:   Total: 20,000,000   Common: 19,000,000       Preferred:
                                                                  1,000,000

Issued shares:       Common: 3,924,950 @ $.01 par value

Shareholders:        76% held by World Machinery Company
                     24% held by public shareholders

Transfer Agent: American Stock Transfer & Trust Company

Warrants: currently issued for 90,000 shares of common stock

Domestic Subsidiaries:         Total shares       Total Issued   No. held by GBC
---------------------          ------------       ------------   ---------------

Fisco Industries Ltd.          200 Common no par           200               200

Garnet Int'l Corp.             100 Common no par           100                60

Genbearco International Corp.  100 Common no par           100               100

Hyatt Railway Products Corp.   100 Common no par           100               100

Hyatt ZWZ Bearing Corporation  200 Common no par           100                65

                                                                    Schedule 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None, except those which may be required in connection with the Jiangsu JV and the Merger, including but not limited to consents, authorizations, filings and/or notices to:

1.    Securities and Exchange Commission;

2.    National Association of Securities Dealers;

3.    Board of Directors of General Bearing Corporation;

4.    Shareholders of General Bearing Corporation;

5.    Federal Trade Commission;

6. United Stated Federal Government, New York State Government and Nyack local government; and

7.    People's Republic of China.

                                                                   Schedule 4.10

                              INTELLECTUAL PROPERTY

                        COPYRIGHTS AND COPYRIGHT LICENSES

None.

                        PATENTS AND PATENT LICENSES: NONE

None.

                       TRADEMARKS AND TRADEMARK LICENSES:

                                   TRADEMARKS:

"The General": United States Patent Office Registration No. 1,076,300

The General {logo}:United States Patent Office Registration No.1158822

TRADEMARK LICENSES:

"HYATT": Under license pursuant to Licensing Agreement between General Bearing Corporation and General Motors dated February 5th, 1990 and renewed in December, 1999.

                                                                    Schedule 4.7

                                   LITIGATION

1. The Borrower was notified by United States Customs Service of its decision to assess additional antidumping duty and interest upon the liquidation of entry Nos. 419 0157180-6 of February 16, 1989 and 419 0158606 9 of April
      6, 1989 on August 7, 1998. General Bearing has filed a Protest and Application for further review on approximately June 3, 1999.

2. Gussack Realty Company, General Bearing Corporation v. Xerox. In 1995 Gussack Realty Company and General Bearing filed an action against Xerox in the United States District Court for the Southern District of New York regarding contaminants contained in the subsurface of a property near property formerly leased by the Borrower. Xerox filed counterclaims. On approximately April 28, 1999, a jury exculpated the Borrower from liability for clean-up costs. On February 9, 1999, the New York State Department of Environmental Conservation (the "DEC") notified the Borrower and that it intended to conduct a Preliminary Site Assessment of the property to determine whether hazardous wastes had been disposed of at the site. The jury trial decision would not be binding on a DEC investigation.

3. Agreement #D3-0002-95-03 between Gussack Realty Company and the DEC regarding the investigation and remediation of petroleum contamination the Grant Hardware Site. Gussack Realty, owner of 616 Route 303, Blauvelt, NY 10913, without admitting liability for the contamination's occurrence or maintenance has agreed to investigate and remediate the site to the DEC's satisfaction. The Agreement does not waive the DEC's right to pursue any claims against Gussack Realty company the DEC may have with regard to this site.

                                                                  Schedule 4.16A

                                  SUBSIDIARIES

Fisco Industries Ltd.
44 High Street
West Nyack, New York 10994

Garnet Int'l Corp.
44 High Street
West Nyack, New York 10994

Genbearco International Corp.
44 High Street
West Nyack, New York 10994

Hyatt Railway Products Corp.
44 High Street
West Nyack, New York 10994

Hyatt ZWZ Bearing Corporation
44 High Street
West Nyack, New York 10994

Jiangsu General Ball & Roller Co., Ltd.
80 Yuejin East Road
Rugao City, Jiangsu Province, China

                                                                  Schedule 4.16B

                       NON-OPERATING DOMESTIC SUBSIDIARIES

Non-Operating
Domestic Subsidiaries:          Total shares       Total Issued  No. held by GBC
---------------------           ------------       ------------  ---------------

Fisco Industries Ltd.           200 Common no par           200              200

Garnet Int'l Corp.              100 Common no par           100               60

Genbearco International Corp.   100 Common no par           100              100

Hyatt Railway Products Corp.    100 Common no par           100              100

Hyatt ZWZ Bearing Corporation   200 Common no par           100               65

                                                                   Schedule 4.18

                              ENVIRONMENTAL MATTERS

Please see entry number 2 and entry number 3 in Schedule 4.7.

                                                                   Schedule 4.20

                            UCC FILING JURISDICTIONS

1.    Los Angeles County, CA

2.    Denver County, CO

3.    Forsyth County, GA

4.    DuPage County, IL

5.    Union County, NJ

6.    Wilson County, NC

7.    Rockland County, NY

8.    Ashtabula County, OH

9.    Summit County, OH

10.   Northampton County, PA

11.   Philadelphia County, PA

12.   Dallas County, TX

                                                                  Schedule 4.24A

            REAL PROPERTY OWNED BY BORROWER OR DOMESTIC SUBSIDIARIES

None.

                                                                  Schedule 4.24B

            REAL PROPERTY LEASED BY BORROWER OR DOMESTIC SUBSIDIARIES

Premises           Leased By      Landlord                   Fair Market Value
--------           ---------      --------                   -----------------

44 High Street     Borrower       Gussack Realty Company     $ 3,000,000.00
West Nyack, NY

                                                                 Schedule 7.2(b)

                             CONTINUING INDEBTEDNESS

        Lender                     Type of Debt                    Amount
        ------                     ------------                    ------

G.E. Capital                       Capital Lease                 $   503,550

General IKL(1)                    Intercompany Debt                  992,143

HSBC                                   Note                            4,264

GMAC                          Retail Instalment Contract               4,646

Bank and Other Parties(2)            Guarantee                       888,000

   TOTAL                                                         $ 2,392,603

----------

      (1) Amount of principal and interest due as of of November 27,1999

      (2) The Company has guaranteed certain of Gussack Realty's obligations. The amount guaranteed is as of January 2, 1999.

                                                                 Schedule 7.3(c)

                                CONTINUING LIENS

                         Lender                                  Type of Debt       Amount
                         ------                                  ------------       ------
Machinery to measure noise level and to laser etch bearings      G.E. Capital       $ 360,000

CNC Lathe                                                        G.E. Capital         113,900

2 Rotorpaks for trash disposal                                   G.E. Capital          29,650
                                                                                    ---------
   Total G.E. CAPITAL                                                               $ 503,550

1996 Buick Century                                                   HSBC               4,264

1997 Buick LeSabre                                                   GMAC               4,646
                                                                                    ---------
   TOTAL CONTINUING LIENS                                                           $ 512,460

                                                                 Schedule 7.3(j)

                         EXISTING GMAC LETTERS OF CREDIT

L/C       L/C                                         Issue           Expiration
Number    Balance          Payee                      Date            Date
------    -------          -----                      ----            ----

347937    $296,745.01      Samara                     06/04/99        01/31/00

348154      62,653.23      SMEC                       07/30/99        01/21/00

348303     120,562.56      Shanghai Dong Feng Motors  09/09/99        01/21/00

348341     228,391.50      SPGBC                      09/20/99        02/10/00

348357      36,596.70      Yuyao Foreign Trade        09/24/99        11/21/99

348426     878,300.77      Yuyao Foreign Trade        10/14/99        02/10/00

348503     147,796.02      China First Automobile     11/04/99        02/11/00

348593      61,173.99      Shanghai Dong Feng Motors  12/07/99        01/21/00

348594     118,901.64      SMEC                       12/06/99        01/21/00

348605     148,399.39      Shanghai Dongyu            12/09/99        01/31/00
        -------------

TOTAL:  $2,099,520.81

                                                                       EXHIBIT A

                                 REVOLVING NOTE

                                                            West Nyack, New York
$21,000,000                                                    December 20, 1999

            FOR VALUE RECEIVED, the undersigned, GENERAL BEARING CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of KeyBank National Association (the "Lender"), located at Key Bank Plaza, One Washington Center, Newburgh, New York 12550 on the Stated Maturity Date for all Revolving Loans, the principal amount of TWENTY ONE MILLION DOLLARS ($21,000,000) in lawful money of the United States and in immediately available funds or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to that Section 2.3 of the Credit Agreement, dated as of December 20, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among General Bearing Corporation (the "Borrower"), various financial institutions as are, or may be from time to time parties thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent, which principal amount, together with certain other information, shall be noted by the Lender on the schedules attached hereto (and any continuation thereof). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The Borrower also promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.6 of the Credit Agreement from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid.

            This Note is (a) one of the Revolving Notes referred to in the Credit Agreement, (b) is subject to the provisions of the Credit Agreement and
(c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed by the Loan Documents. Reference is made hereby to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

            The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal of, the Revolving Loans evidenced hereby. Such notations shall be prima facie evidence of the accuracy of the information so set forth; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

            ANY ASSIGNMENT OR TRANSFER OF ALL OR A PART OF A LOAN EVIDENCED BY THIS NOTE WILL BE REGISTERED UPON THE REGISTER ONLY UPON SURRENDER FOR REGISTRATION OF ASSIGNMENTS OR TRANSFER OF THIS NOTE, ACCOMPANIED BY A DULY EXECUTED ASSIGNMENT AND ACCEPTANCE.

            All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

                                              GENERAL BEARING CORPORATION


                                              By:_______________________________
                                                 Name:
                                                 Title:

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

====================================================================================================================================
                                                     Amount of
                                                     Principal      Amount of ABR Loans    Unpaid Principal
            Amount of ABR   Amount Converted to     of ABR Loans       Converted to         Balance of ABR
    Date        Loans            ABR Loans            Repaid         Eurodollar Loans           Loans             Notation Made By
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                       Schedule B to Revolving Credit Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

====================================================================================================================================
                                                        Amount of                                Unpaid Principal
                                                        Principal          Amount of Eurodollar      Balance of
              Amount of       Amount Converted to   of Eurodollar Loans      Loans Converted to      Eurodollar
   Date    Eurodollar Loans     Eurodollar Loans         Repaid                  ABR Loans              Loans       Notation Made By
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                     EXHIBIT B-1
                                                                   TO THE CREDIT
                                                                       AGREEMENT

                                     FORM OF
                                BORROWING REQUEST

KeyBank National Association
  as Administrative Agent
Key Bank Plaza
One Washington Center
Newburgh, New York 12550

Attention: Portfolio Manager

                           GENERAL BEARING CORPORATION

Gentlemen and Ladies:

      This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of December __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among General Bearing Corporation (the "Borrower"), various financial institutions as are, or may be from time to time parties thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

      The Borrower hereby requests that a [Revolving Loan] [Term Loan] be made in the aggregate principal amount of $______________ on __________________, ____
as a(n) [Eurodollar Loan having an Interest Period of [one] [two] [three] [six] month(s)] or [ABR Loan].

      The Borrower hereby acknowledges that, pursuant to Section 5.3.1 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and immediately before and after giving effect thereto and to the application of the proceeds therefrom, the statements set forth in Section 5.3.1 of the Credit Agreement are true and correct.

      The Borrower agrees that if prior to the time of the Borrowing requested any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

      Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                            Person to be Paid
                            -----------------
Amount to be                                          Name, Account No.,
Transferred                                           Address, etc     .
--------------                                        ------------------

$______________                                       _________________________

                                                      _________________________

                                                      Attention:_______________


$______________                                       _________________________

                                                      _________________________

                                                      Attention:_______________


$______________        The Borrower ______________    _________________________

                                                      _________________________

                                                      Attention:_______________

      IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ________________, _____.


                                                     GENERAL BEARING CORPORATION


                                                     By_________________________
                                                       Name:
                                                       Title:

                                                                     EXHIBIT B-2
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                                ISSUANCE REQUEST

KeyBank National Association
  as Administrative Agent
Key Bank Plaza
One Washington Center
Newburgh, New York 12550

Attention: Portfolio Manager

                           GENERAL BEARING CORPORATION

Gentlemen and Ladies:

      This Issuance Request is delivered to you pursuant to Section 2.8.2 of the Credit Agreement, dated as of December __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among General Bearing Corporation (the "Borrower"), various financial institutions as are, or may be from time to time parties thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent. Capitalized terms used here in that are not defined herein will have the meanings provided in the Credit Agreement.

      The Borrower hereby requests that the Issuer [issue a commercial documentary Letter of Credit on _____________, ____ (the "Date of Issuance") in the initial Stated Amount of $__________________ with a Stated Expiry Date (as defined therein) of ______________, ____,] [extend the Stated Expiry Date (as defined under Letter of Credit No. ___, issued on ___________________, _____, in the initial Stated Amount of $_______________) to a revised Stated Expiry Date (as defined therein) of _____________________, _____ [and a revised Stated Amount of $________]].

      [The beneficiary of the requested Letter of Credit will be _____________________.]

      The Borrower hereby acknowledges that, pursuant to Section 5.3 of the Credit Agreement, all statements set forth in Section 5.3 of the Credit Agreement are true and correct on each of the date of delivery of this Issuance Request and the [issuance] [extension] of the Letter of Credit requested hereby.

      The Borrower agrees that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior requested hereby the Administrative Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified as true and correct at the date of such [issuance] [extension].

      IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this _____ day of ________________________, _____.


                                                     GENERAL BEARING CORPORATION


                                                     By_________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT C
                                                         TO THE CREDIT AGREEMENT

                             COMPLIANCE CERTIFICATE

            I, the undersigned Chief Financial Officer of GENERAL BEARING CORPORATION, a Delaware corporation (the "Borrower"), pursuant to Section 5.1(e) of the Credit Agreement, dated as of December 20, 1999 (the "Credit Agreement;" and capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement), among the Borrower, various financial institutions, financial institutions from time to time parties to the Credit Agreement (the "Lenders"), and KeyBank National Association, as Administrative Agent, here certify on behalf of the Borrower that:

      (1)   As of the date hereof, no Event of Default or Default exists;

      (2) Consolidated EBITDA as of the Fiscal Quarter ending October 2, 1999, was calculated as follows:

             (i)    Consolidated Net Income                           $3,530

             (ii)   income tax expense                         plus   $1,951

             (iii)  Consolidated Interest Expense,             plus   $  764
                    amortization of debt discount
                    and other cost related to
                    Indebtedness

             (iv)   depreciation and amortization              plus   $  440
                    expense

             (v)    amortization of intangibles and            plus   $  -0-
                    organization costs

             (vi)   extraordinary, unusual or                  plus   $  -0-
                    non-recurring non-cash
                    expenses or losses

             (vii)  other non-cash charges                     plus   $  -0-

             (viii) to the extent included in                  less   $  -0-
                    determining Consolidated Net
                    Income the sum of (a) interest
                    income, (b) extraordinary,
                    unusual or non-recurring income
                    or gains and (c) other
                    non-cash income.
                                                                      ------
             Consolidated EBITDA                             equals   $6,685
                                                                      ======

      (3) Consolidated EBIT as of the Fiscal Quarter ending October 2, 1999 was calculated as follows:

             (i)   Consolidated Net Income                           $ 3,530

             (ii)  income tax expense                        plus    $ 1,951

             (iii) Consolidated Interest Expense,            plus    $   764
                   amortization of debt discount
                   and other cost related to
                   Indebtedness

             (iv)  to the extent included in                 less    $   -0-
                   determining Consolidated Net
                   Income, interest income
                                                                     -------
             Consolidated EBIT                             equals    $ 6,245
                                                                     =======

      (4) Consolidated Interest Expense as of the Fiscal Quarter ending October 2, 1999 was calculated as follows:

             total cash interest expense (including                  $   764
             that attributable to Capital Lease
             Obligations and Synthetic Lease
             Obligations)

             Consolidated Fixed Charges                    equals    $   764
                                                                     =======

      (5) Consolidated Fixed Charges as of the Fiscal Quarter ending October 2, 1999 was calculated as follows:

             (i)   Consolidated Interest Expense                     $   764

             (ii)  scheduled payments made on account
             of principal of Indebtedness                    plus    $   -0-

             (iii) Capital Expenditures                      plus    $   411

             Consolidated Fixed Charges                    equals    $ 1,175
                                                                     =======

      (6) Consolidated Funded Debt as of the Closing Date, December 20, 1999 was calculated as follows:

             aggregate principal amount of all                       $11,544
             interest bearing Indebtedness of the
             Borrower and its consolidated
             Subsidiaries (whether or not such
             interest is accrued or paid)

             Consolidated Funded Debt                        equals  $11,544
                                                                     =======

      (7) The Consolidated Funded Debt Ratio as of the Closing Date, December 20, 1999 was calculated as follows:

             (i)   Consolidated Funded Debt                          $11,544

             (ii)  Consolidated EBITDA                       over    $ 6,685
                                                                     -----------
             Consolidated Funded Debt Ratio                  equals  1.73 : 1.00
                                                                     ===========

      (8) The Consolidated Interest Coverage Ratio as of the Fiscal Quarter ending October 2, 1999 was calculated as follows:

             (i)   Consolidated EBIT                                 $ 6,245

             (ii)  Consolidated Interest Expense             over    $   764
                                                                     -----------
             Consolidated Interest Charge Coverage Ratio     equals  8.2 : 1.00
                                                                     ===========

      (9) The Consolidated Fixed Charge Coverage Ratio as of the Fiscal Quarter ending October 2, 1999 was calculated as follows:

             (i)   Consolidated EBITDA                               $ 6,685

             (ii)  income tax expense                        less    $ 1,951
                                                                     -----------
             (iii) aggregate amount of cash dividends        less    $   -0-
                   in respect of Borrower's Capital
                   Securities
                                                                     -----------
                         subtotal                            equals  $ 4,734
                                                                     -----------
             (iv)  Consolidated Fixed Charges                over    $ 1,175
                                                                     -----------
             Consolidated Fixed Charge Coverage Ratio        equals  4.0 : 1.00
                                                                     ===========

      (10) The Borrower is in compliance as of December 20, 1999 with the provisions of Sections 7.2 through 7.17 of the Credit Agreement; and

      (11) The Borrower is in compliance as of December 20, 1999 with the following covenants:

                                   Covenant                           Compliance
            --------------------------------------------------------------------
            (i)   delivery of Annual or Quarterly Financial
                  Statements, as applicable                           Yes

            (ii)  delivery of Certificates:

                  (a)   Annual Certificate of CPA, including
                        narrative discussion and analysis
                        furnished (annual)                            N/A

                  (b)   Responsible Officer Certificate (annual and
                        quarterly, as applicable)                     Yes

                  (c)   Compliance Certificate (annual and
                        quarterly, as applicable)                     Yes

                  (d)   Annual Budget/Projections (annual)            Yes

                  (e)   MD&A (annual and quarterly, as applicable)    Yes

            IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___________, 1999.


                                    GENERAL BEARING CORPORATION


                                    By:_________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D
                                                         TO THE CREDIT AGREEMENT

                            CLOSING DATE CERTIFICATE

      General Bearing Corporation, a Delaware corporation (the "Borrower"), by David Gussack, its President, pursuant to Section 5.1(C) of the Credit Agreement, dated as of December 20, 1999 (the "Credit Agreement;" and unless otherwise defined herein, terms defined therein and used herein will have the meaning given to the terms therein) among the Borrower, ,KeyBank National Association, as Administrative Agent ("Agent") and various Financial Institutions as Lenders ("Lender"), HEREBY CERTIFIES THAT, as of the date hereof:

      1. after giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by the Borrower of all costs, fees and expenses relating thereto, the lesser of the Total Revolving Commitments or the Borrowing Base on the Closing Date shall exceed the Revolving Loans;

      2. each Loan Party has performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Closing Date;

      3. no order, judgment or decree of any court, arbitrator or governmental authority has purported to enjoin or restrain the Agent or the Lender from making any Loans;

      4. there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated thereby, or
            (b) that could reasonably be expected to have a Material Adverse Effect.;

      5. each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct on and as of such date as if made on and as of such date;

      6. no Default or Event of Default has occurred and is continuing on such date or after giving effect to the Loans requested to be made on such date; and

      7. since September 30, 1999 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

      IN WITNESS WHEREOF, the undersigned have set their hands this 20 day of December, 1999.


                                    GENERAL BEARING CORPORATION


                                    By:_______________________________
                                          Name: David Gussack
                                          Title:   President

                                                                       EXHIBIT E
                                                         TO THE CREDIT AGREEMENT

================================================================================

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                           GENERAL BEARING CORPORATION

                         and certain of its Subsidiaries

                                   in favor of

                          KEYBANK NATIONAL ASSOCIATION,
                             as Administrative Agent

                                     [LOGO]

                          Dated as of December 20, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I
         DEFINITIONS.........................................................-2-
         SECTION 1.1 Definitions.............................................-2-
         SECTION 1.2 Other Definitional Provisions...........................-5-

ARTICLE II
         GUARANTEE...........................................................-5-
         SECTION 2.1 Guarantee...............................................-5-
         SECTION 2.2 Right of Contribution...................................-6-
         SECTION 2.3 No Subrogation..........................................-6-
         SECTION 2.4 Amendments, etc. with respect to the Borrower
                     Obligations.............................................-7-
         SECTION 2.5 Guarantee Absolute and Unconditional....................-7-
         SECTION 2.6 Reinstatement...........................................-8-
         SECTION 2.7 Payments................................................-8-

ARTICLE III
         GRANT OF SECURITY INTEREST..........................................-8-

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES......................................-9-
         SECTION 4.1 Title; No Other Liens...................................-9-
         SECTION 4.2 Perfected First Priority Liens..........................-9-
         SECTION 4.3 Chief Executive Office..................................-9-
         SECTION 4.4 Inventory and Equipment.................................-9-
         SECTION 4.5 Farm Products...........................................-9-
         SECTION 4.6 Investment Property.....................................-9-
         SECTION 4.7 Receivables............................................-10-
         SECTION 4.8 Contracts..............................................-10-
         SECTION 4.9 Intellectual Property..................................-11-
         SECTION 4.10 Vehicles..............................................-11-

ARTICLE V
         COVENANTS..........................................................-11-
         SECTION 5.1 Delivery of Instruments, Certificated Securities
                       and Chattel Paper....................................-11-
         SECTION 5.2 Maintenance of Insurance...............................-11-
         SECTION 5.3 Payment of Obligations.................................-12-
         SECTION 5.4 Maintenance of Perfected Security Interest;
                       Further Documentation................................-12-
         SECTION 5.5 Changes in Locations, Name, etc........................-12-
         SECTION 5.6 Notices................................................-13-
         SECTION 5.7 Investment Property....................................-13-
         SECTION 5.8 Receivables............................................-14-
         SECTION 5.9 Contracts..............................................-14-
         SECTION 5.10 Intellectual Property.................................-14-
         SECTION 5.11 Vehicles..............................................-15-

ARTICLE VI
         REMEDIAL PROVISIONS................................................-16-
         SECTION 6.1 Certain Matters Relating to Receivables................-16-
         SECTION 6.2 Communications with Obligors; Grantors Remain Liable...-16-
         SECTION 6.3 Pledged Stock..........................................-17-
         SECTION 6.4 Proceeds to be Turned Over To Administrative Agent.....-17-
         SECTION 6.5 Application of Proceeds................................-18-
         SECTION 6.6 Code and Other Remedies................................-18-
         SECTION 6.7 Registration Rights....................................-19-
         SECTION 6.8 Waiver; Deficiency.....................................-19-

ARTICLE VII
         THE ADMINISTRATIVE AGENT...........................................-20-
         SECTION 7.1 Administrative Agent's Appointment as
                       Attorney-in-Fact, etc................................-20-
         SECTION 7.2 Duty of Administrative Agent...........................-21-
         SECTION 7.3 Execution of Financing Statements......................-21-
         SECTION 7.4 Authority of Administrative Agent......................-21-

ARTICLE VIII
         MISCELLANEOUS......................................................-22-
         SECTION 8.1 Amendments in Writing..................................-22-
         SECTION 8.2 Notices................................................-22-
         SECTION 8.3 No Waiver by Course of Conduct; Cumulative Remedies....-22-
         SECTION 8.4 Enforcement Expenses; Indemnification..................-22-
         SECTION 8.5 Successors and Assigns.................................-23-
         SECTION 8.6 Set-Off................................................-23-
         SECTION 8.7 Counterparts...........................................-23-
         SECTION 8.8 Severability...........................................-23-
         SECTION 8.9 Section Headings.......................................-23-
         SECTION 8.10 Integration...........................................-23-
         SECTION 8.11 Governing Law.........................................-24-
         SECTION 8.12 Submission To Jurisdiction; Waivers...................-24-
         SECTION 8.13 Acknowledgements......................................-24-
         SECTION 8.14 Additional Grantors...................................-24-
         SECTION 8.15 Releases..............................................-25-
         SECTION 8.16 Waiver of Jury Trial..................................-25-

SCHEDULES

Schedule 1   Notice Addresses
Schedule 2   Investment Property
Schedule 3   Perfection Matters
Schedule 4   Jurisdictions of Organization and Chief Executive Offices
Schedule 5   Inventory and Equipment Locations
Schedule 6   Intellectual Property
Schedule 7   Contracts
Schedule 8   Vehicles

                       GUARANTEE AND COLLATERAL AGREEMENT

            GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 20, 1999, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of December 20, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among General Bearing Corporation (the "Borrower"), the Lenders and the Administrative Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Credit Extensions to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

            WHEREAS, the proceeds of the Credit Extensions under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

            WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Credit Extensions under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Credit Extensions to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Credit Extensions to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein will have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

            (b) The following terms will have the following meanings:

            "Agreement" means this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations" means the collective reference to the unpaid principal of and interest on the Loans, Reimbursement Obligations and Acceptance Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans, Reimbursement Obligations and Acceptance Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Lender Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Acceptances, any Lender Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

            "Collateral" is defined in Section 3.

            "Collateral Account" means any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

            "Contracts" means the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

            "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

            "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "Deposit Account" is as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

            "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

            "Foreign Subsidiary Voting Stock" means the voting Capital Securities of any Foreign Subsidiary.

            "General Intangibles" means all "general intangibles" as such term is defined in Section 9-106 of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing will not be deemed to obligate such Grantor to obtain such consents); provided that the foregoing limitation will not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Guarantor Obligations" means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

            "Guarantors" means the collective reference to each Grantor other than the Borrower.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by any Grantor to the Parent or any of its Subsidiaries.

            "Investment Property" means the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

            "Investment Property Issuers" means the collective reference to each issuer of any Investment Property.

            "Lender Hedge Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower with any Lender (or any Affiliate of any Lender) providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Obligations" means (i) in the case of the Borrower, the Borrower Obligations,(ii) in the case of each Guarantor, its Guarantor Obligations and (iii) the obligations of the Borrower, if any, under the Parent Note Guaranty.

            "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in
      Schedule 6.

            "Pledged Notes" means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

            "Pledged Stock" means the shares of Capital Securities listed on
      Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event will Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, includes, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

            "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

            "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, the vehicles listed on Schedule 8 and all tires and other appurtenances to any of the foregoing.

      SECTION 1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.

            (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, will refer to such Grantor's Collateral or the relevant part thereof.

                                   ARTICLE II
                                    GUARANTEE

      SECTION 2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

            (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents will in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

            (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

            (d) The guarantee contained in this Section 2 will remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 will have been satisfied by payment in full, no Letter of Credit are outstanding, no Acceptances are outstanding and the Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

            (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations will be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which will, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit are outstanding, no Acceptances are outstanding and the Commitments are terminated.

      SECTION 2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor will have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor will be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution will be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 will in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor will remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

      SECTION 2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor will be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor will any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit will be outstanding, no Acceptances will be outstanding and the Commitments are terminated. If any amount will be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations will not have been paid in full, such amount will be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and will, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

      SECTION 2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor will remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender will have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

      SECTION 2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, will conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise will be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 will be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but will be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, will not relieve any Guarantor of any obligation or liability hereunder, and will not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" will include the commencement and continuance of any legal proceedings.

      SECTION 2.6 Reinstatement. The guarantee contained in this Section 2 will continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      SECTION 2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at One Washington Center, Newburgh, New York 12550.

                                   ARTICLE III
                           GRANT OF SECURITY INTEREST

            Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders and KeyBank, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

            (a) all Accounts;

            (b) all Chattel Paper;

            (c) all Contracts;

            (d) all Deposit Accounts;

            (e) all Documents;

            (f) all Equipment;

            (g) all General Intangibles;

            (h) all Instruments;

            (i) all Intellectual Property;

            (j) all Inventory;

            (k) all Investment Property;

            (l) all Vehicles;

            (m) all other property not otherwise described above;

            (n) all books and records pertaining to the Collateral; and

            (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Credit Extensions to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

      SECTION 4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

      SECTION 4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, other than Inventory purchased from such Grantor in the ordinary course of business of such Grantor, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

      SECTION 4.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

      SECTION 4.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

      SECTION 4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

      SECTION 4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Securities of each Investment Property Issuer owned by such Grantor.

            (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

            (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

      SECTION 4.7 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

            (b) None of the obligors on any Receivables is a Governmental Authority.

            (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

      SECTION 4.8 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

            (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

            (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

            (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

            (f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

            (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

            (h) None of the parties to any Contract is a Governmental Authority.

      SECTION 4.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

            (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

            (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

            (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

            (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

      SECTION 4.10 Vehicles. Schedule 8 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

                                    ARTICLE V
                                    COVENANTS

            Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations have been paid in full, no Letter of Credit are outstanding, no Acceptances are outstanding and the Commitments have terminated:

      SECTION 5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper will be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

      SECTION 5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

            (b) All such insurance will (i) provide that no cancellation, material reduction in amount or material change in coverage thereof will be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

            (c) The Borrower will deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

      SECTION 5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

      SECTION 5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor will maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and will defend such security interest against the claims and demands of all Persons whomsoever.

            (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

      SECTION 5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment will be kept:

            (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5;

            (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
      Section 4.3; or

            (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

      SECTION 5.6 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

            (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

      SECTION 5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Securities of any Investment Property Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor will accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Investment Property Issuer will be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital will be made on or in respect of the Investment Property or any property will be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Investment Property Issuer or pursuant to the reorganization thereof, the property so distributed will, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property will be received by such Grantor, such Grantor will, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Investment Property Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Investment Property Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

            (c) In the case of each Grantor which is an Investment Property Issuer, such Investment Property Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 will apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

      SECTION 5.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

            (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

      SECTION 5.9 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

            (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral, except in a manner consistent with the ordinary and customary conduct of its business.

            (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination), so long as the exercise of such right could not reasonably be expected to materially adversely affect the value of such Contract as Collateral, except in a manner consistent with the ordinary and customary conduct of its business.

            (d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

      SECTION 5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law,
(iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, will obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

            (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

            (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

            (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

            (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

            (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, will file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor will report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor will execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

            (g) Such Grantor, except with respect to any material Intellectual Property such Grantor shall reasonably determine is of material economic value to it (or in its business judgment should not be subject to such steps), will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

            (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor will (i) take such actions as such Grantor reasonably deems appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

      SECTION 5.11 Vehicles. (a) No Vehicle will be removed from the state which has issued the certificate of title/ownership therefor for a period in excess of the time period set forth in New York UCC Section 9-103(1)(d).

            (b) Within 30 days after the date hereof, and, with respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within 30 days after the date of acquisition thereof, all applications for certificates of title/ownership indicating the Administrative Agent's first priority security interest in the

Vehicle covered by such certificate, and any other necessary documentation, will be filed in each office in each jurisdiction which the Administrative Agent will deem advisable to perfect its security interests in the Vehicles.

                                   ARTICLE VI
                               REMEDIAL PROVISIONS

      SECTION 6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent will have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor will furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor will cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

            (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) will be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, will be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables will be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (c) At the Administrative Agent's request, each Grantor will deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

      SECTION 6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

            (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor will notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof will be made directly to the Administrative Agent.

            (c) Anything herein to the contrary notwithstanding, each Grantor will remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender will have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor will the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      SECTION 6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor will be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Investment Property Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote will be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

            (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent will have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property will be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Investment Property Issuer or Investment Property Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Investment Property Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent will have no duty to any Grantor to exercise any such right, privilege or option and will not be responsible for any failure to do so or delay in so doing.

            (c) Each Grantor hereby authorizes and instructs each Investment Property Issuer of any Investment Property pledged by such Grantor hereunder to
(i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Investment Property Issuer will be fully protected in so complying, and
(ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

      SECTION 6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in
Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items will be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and will, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder will be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) will continue to be held as collateral security for all the Obligations and will not constitute payment thereof until applied as provided in Section 6.5.

      SECTION 6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations will be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations will have been paid in full, no Letter of Credit are outstanding, no Acceptances are outstanding and the Commitments shall have terminated will be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

      SECTION 6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent will reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent will apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral will be required by law, such notice will be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

      SECTION 6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Investment Property Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Investment Property Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Investment Property Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent will designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and agrees that any such private sale will not be deemed to have been made in a commercially unreasonable manner solely on account thereof. The Administrative Agent will be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Investment Property Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Investment Property Issuer would agree to do so.

            (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 will be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

      SECTION 6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor will remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

      SECTION 7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (iv) execute, in connection with any sale provided for in Section
      6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent will direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent will in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

            (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, will be payable by such Grantor to the Administrative Agent on demand.

            (d) Each Grantor hereby ratifies all that said attorneys will lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

      SECTION 7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, will be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and will not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders will be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents will be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      SECTION 7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement will be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

      SECTION 7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the

Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement will, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent will be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor will be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

      SECTION 8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder will be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor will be addressed to such Guarantor at its notice address set forth on Schedule 1.

      SECTION 8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender will by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      SECTION 8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

            (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

            (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

            (d) The agreements in this Section 8.4 will survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

      SECTION 8.5 Successors and Assigns. This Agreement will be binding upon the successors and assigns of each Grantor and will inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

      SECTION 8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time after the occurrence and during the continuation of an Event of Default pursuant to Section 10.8(b) of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender will notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice will not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this
Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

      SECTION 8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

      SECTION 8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      SECTION 8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

      SECTION 8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      SECTION 8.12 Submission To Jurisdiction; Waivers. The Administrative Agent and each Grantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent will have been notified pursuant thereto;

            (d) agrees that nothing herein will affect the right to effect service of process in any other manner permitted by law or will limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

      SECTION 8.13 Acknowledgements. Each Grantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

      SECTION 8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement will become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

      SECTION 8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations, the Acceptance Reimbursement Obligations and the other Obligations will have been paid in full, the Commitments have been terminated, no Letters of Credit are outstanding and no Acceptances are outstanding, the Collateral are released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder will terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral will revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent will deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor will reasonably request to evidence such termination.

            (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, will execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor will be released from its obligations hereunder in the event that all the Capital Securities of such Subsidiary Guarantor will be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower will have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

      SECTION 8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                        GENERAL BEARING CORPORATION


                                        By:_________________________________
                                           Name:
                                           Title:

Acknowledged and Agreed to:


KEYBANK NATIONAL ASSOCIATION


By:_______________________________
   Name:
   Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

Fisco Industries Ltd.
44 High Street
West Nyack, New York 10994

Garnet Int'l Corp.
44 High Street
West Nyack, New York 10994

Genbearco International Corp.
44 High Street
West Nyack, New York 10994

Hyatt Railway Products Corp.
44 High Street
West Nyack, New York 10994

Hyatt ZWZ Bearing Corporation
44 High Street
West Nyack, New York 10994

                                                                   Schedule 1.1A

                                   COMMITMENTS

Lender                        Aggregate Commitment Amount
------                        ---------------------------
KeyBank National Association                  $21,000,000

                                                                   Schedule 1.1B

                           CAPITALIZATION OF BORROWER

Authorized shares:   Total: 20,000,000    Common: 19,000,000        Preferred:
                                                                    1,000,000

Issued shares:       Common: 3,924,950 @ $.01 par value

Shareholders:        76% held by World Machinery Company
                     24% held by public shareholders

Transfer Agent: American Stock Transfer & Trust Company

Warrants: currently issued for 90,000 shares of common stock

Domestic Subsidiaries:         Total shares       Total Issued   No. held by GBC
---------------------          ------------       ------------   ---------------

Fisco Industries Ltd.          200 Common no par           200               200

Garnet Int'l Corp.             100 Common no par           100                60

Genbearco International Corp.  100 Common no par           100               100

Hyatt Railway Products Corp.   100 Common no par           100               100

Hyatt ZWZ Bearing Corporation  200 Common no par           100                65

                                                                      Schedule 2

                       DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

                                                  Stock
Investment Property Issuer       Class of Stock   Certificate No.  No. of Shares
------------------------------   ---------------  ---------------  -------------

Fisco Industries Ltd.            Common                                   200

Garnet Int'l Corp                Common                                    60

Genbearco International Corp.    Common                                   100

Hyatt Railway Products Corp.     Common                                   100

Hyatt ZWZ Bearing Corporation    Common                                    65


Pledged Notes:

Investment Property Issuer            Payee                Principal Amount
--------------------------       ----------------    ---------------------------

None.

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings
                         -------------------------------

          [List each office where a financing statement is to be filed]


                          Patent and Trademark Filings
                          ----------------------------

                               [List all filings]

                      Actions with respect to Pledged Stock
                      -------------------------------------


                                  Other Actions
                                  -------------

                      [Describe other actions to be taken]

                                                                      Schedule 4

               LOCATION OF JURISDICTION AND CHIEF EXECUTIVE OFFICE

Grantor and Location:
---------------------

General Bearing Corporation
44 High Street
West Nyack, New York 10994

Fisco Industries Ltd.
44 High Street
West Nyack, New York 10994

Garnet Int'l Corp.
44 High Street
West Nyack, New York 10994

Genbearco International Corp.
44 High Street
West Nyack, New York 10994

Hyatt Railway Products Corp.
44 High Street
West Nyack, New York 10994

Hyatt ZWZ Bearing Corporation
44 High Street
West Nyack, New York 10994

Schedule 5

                       INVENTORY AND EQUIPMENT BY LOCATION

Grantor and Location

General Bearing Corporation                 R.J. Hughes Sales Inc.
44 High Street                              16 West 153 83rd Street
West Nyack, NY 10994                        Burr Ridge, IL 60521

Quality Carton Inc.                         G/S Associates Inc.
100 Sterling Mine Road                      3530 NW St. Helens Road
Sloatsburg, NY 10974                        Portland, OR 97210

Atlantic Bearing Co., Inc.                  Western Reserve Industrial Sales Co.
606 N. Pender Street                        1900 Enterprise Pkwy
Wilson, NC 27893                            Twinsburg, OH 44087

Pennsylvania Metallurgical                  Geneva Rubber Co.
315 Columbia Street                         5449 Bishop Road
Bethlehem, PA 18015                         Geneva, OH 44041

Traffic Warehouse Corp.                     All equipment at West Nyack location
228 North Avenue East Section B
Elizabeth, NJ 07207

Jelco Services
4577 Mint Way
Dallas, TX 75236

Raymond H. Dobberpuhl, Inc.
9515 Unit A, East Rush Street
S. El. Monte, CA 91733

Bartlett Bearing
4230-34 H Street
Philadelphia, PA 19124

Mahx F. Linster, Inc.
60 Technology Drive
Alpharetta, GA 30202

Mountain States Rep. & Assoc. Inc.
4200 Jackson Street
Denver, CO 80216

                                                                      Schedule 6

                        COPYRIGHTS AND COPYRIGHT LICENSES

None.

                           PATENTS AND PATENT LICENSES

None.

                        TRADEMARKS AND TRADEMARK LICENSES

"The General": United States Patent Office Registration No. 1,076,300

The General {logo}:United States Patent Office Registration No.1158822

"HYATT": Under license with General Motors by Agreement dated February 5th, 1990

                                                                      Schedule 7

                                    CONTRACTS

None.

                                                                      Schedule 8

                                    VEHICLES

1996 Buick Century
1997 Buick Lesabre
1999 Dodge Intrepid
1998 Ford Escort
1998 Ford Econoline Van
1999 Chevy Lumina
1999 Chrysler Concorde
1997 Dodge Intrepid
1999 Dodge Intrepid

                                                                    Schedule 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None, except those which may be required in connection with the Jiangsu JV and the Merger, including but not limited to consents, authorizations, filings and/or notices to:

1. Securities and Exchange Commission;

2. National Association of Securities Dealers;

3. Board of Directors of General Bearing Corporation;

4. Shareholders of General Bearing Corporation;

5. Federal Trade Commission;

6. United Stated Federal Government, New York State Government and Nyack local government; and

7. People's Republic of China.

                                                                   Schedule 4.10

                              INTELLECTUAL PROPERTY

                        COPYRIGHTS AND COPYRIGHT LICENSES

None.

                        PATENTS AND PATENT LICENSES: NONE

None.

                       TRADEMARKS AND TRADEMARK LICENSES:

                                   TRADEMARKS:

"The General": United States Patent Office Registration No. 1,076,300

The General {logo}:United States Patent Office Registration No.1158822

TRADEMARK LICENSES:

"HYATT": Under license pursuant to Licensing Agreement between General Bearing Corporation and General Motors dated February 5th, 1990 and renewed in December, 1999.

Schedule 4.7

                                   LITIGATION

1. The Borrower was notified by United States Customs Service of its decision to assess additional antidumping duty and interest upon the liquidation of entry Nos. 419 0157180-6 of February 16, 1989 and 419 0158606 9 of April
      6, 1989 on August 7, 1998. General Bearing has filed a Protest and Application for further review on approximately June 3, 1999.

2. Gussack Realty Company, General Bearing Corporation v. Xerox. In 1995 Gussack Realty Company and General Bearing filed an action against Xerox in the United States District Court for the Southern District of New York regarding contaminants contained in the subsurface of a property near property formerly leased by the Borrower. Xerox filed counterclaims. On approximately April 28, 1999, a jury exculpated the Borrower from liability for clean-up costs. On February 9, 1999, the New York State Department of Environmental Conservation (the "DEC") notified the Borrower and that it intended to conduct a Preliminary Site Assessment of the property to determine whether hazardous wastes had been disposed of at the site. The jury trial decision would not be binding on a DEC investigation.

3. Agreement #D3-0002-95-03 between Gussack Realty Company and the DEC regarding the investigation and remediation of petroleum contamination the Grant Hardware Site. Gussack Realty, owner of 616 Route 303, Blauvelt, NY 10913, without admitting liability for the contamination's occurrence or maintenance has agreed to investigate and remediate the site to the DEC's satisfaction. The Agreement does not waive the DEC's right to pursue any claims against Gussack Realty company the DEC may have with regard to this site.

                                                                  Schedule 4.16A

                                  SUBSIDIARIES

Fisco Industries Ltd.
44 High Street
West Nyack, New York 10994

Garnet Int'l Corp.
44 High Street
West Nyack, New York 10994

Genbearco International Corp.
44 High Street
West Nyack, New York 10994

Hyatt Railway Products Corp.
44 High Street
West Nyack, New York 10994

Hyatt ZWZ Bearing Corporation
44 High Street
West Nyack, New York 10994

Jiangsu General Ball & Roller Co., Ltd.
80 Yuejin East Road
Rugao City, Jiangsu Province, China

                                                                  Schedule 4.16B

                       NON-OPERATING DOMESTIC SUBSIDIARIES

Non-Operating
Domestic Subsidiaries:         Total shares      Total Issued    No. held by GBC
---------------------          ------------      ------------    ---------------

Fisco Industries Ltd.          200 Common no par          200                200

Garnet Int'l Corp.             100 Common no par          100                 60

Genbearco International Corp.  100 Common no par          100                100

Hyatt Railway Products Corp.   100 Common no par          100                100

Hyatt ZWZ Bearing Corporation  200 Common no par          100                 65

Schedule 4.18

                              ENVIRONMENTAL MATTERS

Please see entry number 2 and entry number 3 in Schedule 4.7.

                                                                   Schedule 4.20

                            UCC FILING JURISDICTIONS

1.    Los Angeles County, CA

2.    Denver County, CO

3.    Forsyth County, GA

4.    DuPage County, IL

5.    Union County, NJ

6.    Wilson County, NC

7.    Rockland County, NY

8.    Ashtabula County, OH

9.    Summit County, OH

10.   Multnomah County, OR

11.   Northampton County, PA

12.   Philadelphia County, PA

13.   Dallas County, TX

                                                                  Schedule 4.24A

            REAL PROPERTY OWNED BY BORROWER OR DOMESTIC SUBSIDIARIES

None.

                                                                  Schedule 4.24B

            REAL PROPERTY LEASED BY BORROWER OR DOMESTIC SUBSIDIARIES


Premises               Leased By     Landlord                  Fair Market Value
44 High Street
West Nyack, NY         Borrower      Gussack Realty Company    $ 3,000,000.00

                                                                 Schedule 7.2(b)

                             CONTINUING INDEBTEDNESS

Lender                     Type of Debt                        Amount
------                     ------------                        ------
G.E. Capital               Capital Lease                       $  503,550
General IKL*               Intercompany Debt                      992,143
HSBC                       Note                                     4,264

GMAC                       Retail Instalment Contract               4,646

Bank and Other Parties**   Guarantee                              888,000

   TOTAL                                                       $2,392,603

----------

*. Amount of principal and interest due as of of November 27,1999

**. The Company has guaranteed certain of Gussack Realty's obligations. The amount guaranteed is as of January 2, 1999.

                                                                 Schedule 7.3(c)

                                CONTINUING LIENS

                       Lender                                  Type of Debt   Amount
                       ------                                  ------------   ------
Machinery to measure noise level and to laser etch bearings    G.E. Capital   $ 360,000
CNC Lathe                                                      G.E. Capital     113,900
2 Rotorpaks for trash disposal                                 G.E. Capital      29,650
                                                                              ---------
   Total G.E. CAPITAL                                                         $ 503,550
1996 Buick Century                                                 HSBC           4,264
1997 Buick LeSabre                                                 GMAC           4,646
                                                                              ---------
   TOTAL CONTINUING LIENS                                                     $ 512,460

                                                                 Schedule 7.3(j)

                         EXISTING GMAC LETTERS OF CREDIT

L/C           L/C                                         Issue       Expiration
Number        Balance        Payee                        Date        Date
------        -------        -----                        ----        ----

347937        $296,745.01    Samara                       06/04/99    01/31/00

348154          62,653.23    SMEC                         07/30/99    01/21/00

348303         120,562.56    Shanghai Dong Feng Motors    09/09/99    01/21/00

348341         228,391.50    SPGBC                        09/20/99    02/10/00

348357          36,596.70    Yuyao Foreign Trade          09/24/99    11/21/99

348426         878,300.77    Yuyao Foreign Trade          10/14/99    02/10/00

348503         147,796.02    China First Automobile       11/04/99    02/11/00

348593          61,173.99    Shanghai Dong Feng Motors    12/07/99    01/21/00

348594         118,901.64    SMEC                         12/06/99    01/21/00

348605         148,399.39    Shanghai Dongyu              12/09/99    01/31/00
            -------------

TOTAL:      $2,099,520.81

                           ACKNOWLEDGEMENT AND CONSENT

      The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of December , 1999 (the "Agreement"), made by the Grantors parties thereto for the benefit of KeyBank National Association, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

      1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

      2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

      3. The terms of Sections 6.3(c) and 6.7 of the Agreement will apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

                                           [NAME OF INVESTMENT PROPERTY ISSUER]


                                           By___________________________________
                                             Name:
                                             Title:


                                           Address for Notices:
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________

                                           Fax:

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement

            ASSUMPTION AGREEMENT, dated as of _____________ ___, ____, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein will have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

            WHEREAS, General Bearing Corporation (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of December __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of December __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

            WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

            WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of the date hereof.

            2. Governing Law. THIS ASSUMPTION AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            [ADDITIONAL GRANTOR]


                                            By:___________________________
                                               Name:
                                               Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1


                            Supplement to Schedule 2


                            Supplement to Schedule 3


                            Supplement to Schedule 4


                            Supplement to Schedule 5


                            Supplement to Schedule 6


                            Supplement to Schedule 7


                            Supplement to Schedule 8

                                                                       EXHIBIT F
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                         OFFICER'S SOLVENCY CERTIFICATE

      This Officer's Solvency Certificate (this "Certificate") is delivered to KeyBank National Association, as administrative agent (in such capacity, the "Administrative Agent") pursuant to Section 5.1 of the Credit Agreement, dated as of December 20, 1999 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the "Credit Agreement"), among General Bearing Corporation, a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), and KeyBank National Association, as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Credit Agreement.

      The undersigned hereby certifies that he is the Authorized Officer of the Borrower (in such capacity, the "Officer") and that, as such, he is authorized to execute and deliver this Certificate for and on behalf of the Borrower, and further certify, for and on behalf of the Borrower, that:

      (a) Such Officer has knowledge of and/or has participated in, the transactions contemplated by the Credit Agreement and each of the other Loan Documents.

      (b) Such Officer and his staff have assisted in the preparation of a balance sheet for the Borrower and its subsidiaries which (after giving effect to the consummation of the loan transaction and the Jiangsu JV contemplated by the Credit Agreement) constitutes the Pro Forma Balance Sheet (a true and complete copy of which is attached hereto as Annex 1), and which is based on the unaudited balance sheets of the Borrower and its consolidated Subsidiaries as of October 2, 1999 (a true and complete copy of which is attached hereto as Annex
2), historical financial statements and records of the Borrower and its consolidated Subsidiaries, and the assumptions described in the notes accompanying the Pro Forma Balance Sheet.

      (c) The Pro Forma Balance Sheet gives effect to the consummation of the loan transaction and the Jiangsu JV contemplated by the Credit Agreement and the other Loan Documents. "Asset" figures set forth in the Pro Forma Balance Sheet are based upon the historic records of the Borrower and its consolidated Subsidiary.
 .
      (d) Such Officer is familiar with the process through which the Pro Forma Balance Sheet was generated and prepared. In making the statements set forth in paragraph (g) hereof, the Officer has considered, through his review of the Pro Forma Balance Sheet, the current and anticipated future capital requirements of the Borrower (after giving effect to the consummation of the loan transaction and the Jiangsu JVcontemplated by the Credit Agreement).

      (e) Based on the information reflected in the Pro Forma Balance Sheet and the Officer's involvement in the process of collecting such information, the Officer has no reason to believe that the Pro Forma Balance Sheet is not a fair and reasonable presentation of the pro forma financial condition and operations of the Borrower and its consolidated Subsidiaries, as of the date hereof, on a going-concern basis, after giving effect to the consummation of loan transaction and the Jiangsu JV contemplated by the Credit Agreement and on the basis of the assumptions stated in the Pro Forma Balance Sheet, which assumptions such Officer believes to be reasonable.

      (f) Immediately following the consummation of the loan transaction and the Jiangsu JV contemplated by the Credit Agreement and the other Loan Documents, and given the reasonableness of the Pro Forma Balance Sheet, it is my opinion, based on my knowledge of the Borrower's Debts (as defined below), that the Borrower will be able to pay its Debts in the normal course of business as they become due, will have assets which will have a present "fair saleable value" greater on a going-concern basis than its probable liability on its debts as they become absolute and matured, and will have assets on a going-concern basis which will have a fair value greater than the sum of all its Debts, and therefore the Borrower is not insolvent.

      (g) Both before and immediately after and giving effect to [the Transactions and] all the transactions contemplated by the Credit Agreement and the other Loan Documents, it is my opinion that the Borrower does not have unreasonably small capital as computed in accordance with clause (f) above, and it is not engaged in businesses or transactions, and does not intend that it will be engaged in any businesses or transactions, for which it has unreasonably small capital.

      (h) Both before and immediately after and giving effect to [the Transactions and] all the transactions contemplated by the Credit Agreement and the other Loan Documents, the Borrower does not intend to incur, nor does it believe that it has incurred, Debts beyond its ability to pay them as they mature.

      (i) Both before and immediately after and giving effect to [the Transactions and] all the transactions contemplated by the Credit Agreement and each other Loan Document, the Borrower has not incurred any obligation thereunder, or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower.

      (j) For purposes hereof, "Debts" means all liabilities, obligations, commitments and indebtedness of any and every kind and nature (including all obligations to trade creditors), whether heretofore or now owing, arising, due, or payable by the Borrower to any person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise (the foregoing to include, without limitation, all monetary obligations under or in respect of the Credit Agreement).

      (k) The "fair salable value" of the Borrower's assets and investments means the amount which may be realized within a reasonable time, either through collection or sale of such investments and other assets at the regular market value, based upon the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

      (l) The Officer hereby acknowledges, on behalf of the Borrower, that the Administrative Agent and each of the Lenders have relied upon the statements contained herein and such statements were a material inducement for the Administrative Agent and each of the Lenders to enter into the Credit Agreement and the other Loan Documents, and the Officers, on behalf of the Borrower, consent to such reliance.

      Anything in this Certificate to the contrary notwithstanding, this Certificate is delivered by such Officer in his capacity as a corporate officer of the Borrower, and not in any way in his personal capacity.

      IN WITNESS WHEREOF, the undersigned Authorized Officer has executed this Certificate on this th day of December, 1999.

                                              GENERAL BEARING CORPORATION


                                              By: ______________________
                                                  Name:
                                                  Title:

                                                                         Annex 1

                             Pro Forma Balance Sheet

                                [To be Attached]

                                                                         Annex 2

                       Unaudited Balance Sheet of Mensco

                                [To be Attached]

                                                                         Annex 3

                        Unaudited Balance Sheet of Flow

                                [To be Attached]

                                                                      EXHIBIT G
                                                         TO THE CREDIT AGREEMENT

                               LANDLORD AGREEMENT

KeyBank National Association
Key Bank Plaza
One Washington Center
Newburgh, NY  12550

Re: Lease (the "Lease"), dated as of November 1, 1996 between Gussack Realty Company, as landlord (the "Landlord") and General Bearing Corporation, as tenant (the "Tenant") with respect to 44 High Street, West Nyack, NY (the "Leased Premises")

Ladies/Gentlemen:

      General Bearing Corporation has entered into a financing arrangement with a group of lenders led by KeyBank National Association, as administrative agent (in such capacity the "Administrative Agent") pursuant to a Credit Agreement, dated as of December __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among General Bearing Corporation (the "Tenant"), various financial institutions as are, or may be from time to time parties thereto (the "Lenders"), and KeyBank National Association, as Administrative Agent. The Tenant has agreed to grant to the Administrative Agent a lien on and a security interest in certain property including all of the Tenant's property at the Leased Premises and in the State of New York.

      In connection with the above-described financing arrangement, the Administrative Agent requests that the Landlord sign and return to the Administrative Agent the enclosed copy of this letter indicating the Landlord's agreement to the following terms and conditions.

1. Tenant's Personalty. (I) The Landlord acknowledges that the Tenant may install or affix or has installed or affixed on or to the Leased Premises trade fixtures, machinery and equipment belonging to the Tenant (such trade fixtures, machinery and equipment, together with all accessions and additions thereto, and substitutions, parts, replacements and proceeds thereof, whether now owned or hereafter acquired, are collectively referred to as the "Equipment"). The Landlord further acknowledges that the Tenant may locate or has located on the Leased Premises inventory, general intangibles, accounts receivable and other personal property of the Tenant, including, without limitation, finished goods, work-in-process and raw materials (such inventory and other personal property, together with all proceeds and products thereof, whether now owned or existing or hereafter acquired or arising, are collectively referred to as the "Property"). The Landlord further acknowledges that the Equipment and Property are or will be subject to a security interest in favor of the Administrative Agent (the Equipment, the Property and any other personal property of the Tenant which is subject to a security interest in favor of the Administrative Agent are collectively referred to as the "Personalty").

            (II) The Landlord (a) agrees that the Equipment is and will remain personal property notwithstanding the manner in which it is installed or affixed to the Leased Premises, (b) disclaims any title, right or interest in the Equipment by reason of such installation or affixation, (c) agrees that any security interest, lien or other interest of the Administrative Agent in the Personalty now existing or hereafter arising shall be prior and superior to any interest which the Landlord may now have or hereafter acquire in the Personalty pursuant to the Lease, any security agreement or other agreement, or pursuant to any statute, law, ordinance, agreement or otherwise, and subordinates any such interest of the Landlord in the Personalty to the prior interest of the Administrative Agent.

            (III) The Landlord waives each and every right which the Landlord now has or may hereafter have under the law of the State of ___________ or any other State, the Lease or any other agreement now in effect or hereafter executed by the Landlord and Tenant, to levy or distrain upon the Personalty for rent, damages, or expenses, in arrears, in advance or both, or to claim or assert title to the Personalty.

2. Remedies of Administrative Agent Against Personalty. The Administrative Agent or its agents may dispose of the Personalty on the Leased Premises or may remove the Personalty from the Leased Premises whenever the Administrative Agent in its sole discretion determines it is necessary to do so to protect the Administrative Agent's interest in the Personalty and without liability or accountability to the Landlord therefor, except for damage to the Leased Premises caused by such removal or disposition. The Administrative Agent and its agents shall have the right of entry at any reasonable time to remove the Personalty from the Leased Premises or to dispose of Personalty thereon. In the event any such removal or disposition by the Administrative Agent or its agents causes damage to the Leased Premises, the Administrative Agent will repair or restore that portion of the Leased Premises so damaged to a condition comparable to the condition of such portion of the Leased Premises immediately prior to such removal or disposition.

3. Extensions, Modifications, etc. The Administrative Agent may, without affecting the validity of this letter agreement, extend the times of payment of any indebtedness of the Tenant to the Administrative Agent or modify any of the terms and conditions of the Credit Agreement (or any other document evidencing, securing or executed in connection with the indebtedness which is the subject of the Credit Agreement) without the consent of the Landlord and without giving notice thereof to the Landlord.

4. Reservation of Rights. Any failure on the part of the Administrative Agent to promptly exercise any right hereby given or reserved in any other document to which the Administrative Agent is a party or beneficiary shall not prevent the exercise of any such right at any time thereafter. The Administrative Agent may pursue and enforce any remedy or remedies accorded herein independently of, or in conjunction or concurrently with, or subsequent to its pursuit and enforcement of, any remedy or remedies which it may otherwise have against the Tenant.

5. Notification of Future Landlords. During the term of the Lease or any extension thereof, the Landlord will notify all future owners and mortgagees of the Leased Premises of the existence and the terms of this letter agreement.

6. Binding Agreement. This letter agreement shall inure to the benefit of and be binding upon the Landlord and the Landlord's personal representative, heirs, successors and assigns and inure to the benefit of and be binding upon the Administrative Agent and the Administrative Agent's personal representatives, heirs, successors and assigns.

7. Modification by Writing. This letter agreement may not be modified orally or in any manner other than in writing signed by the parties hereto or their respective personal representatives, heirs, successors or assigns.

      We greatly appreciate your signing and returning, as soon as possible, this Landlord Letter Agreement by fax to the Administrative Agent's counsel and by mail to the Administrative Agent.

                                    Very truly yours,


                                    ____________________________
                                    as Landlord


                                    By:_________________________
                                      Name:
                                      Title:

Administrative Agent Acceptance:
ACCEPTED AND AGREED TO:

KeyBank National Association


By:________________________
   Name:
   Title:

                                                                       EXHIBIT I
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                              EXEMPTION CERTIFICATE

      Reference is made to the Credit Agreement, dated as of December __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among General Bearing Corporation (the "Borrower"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and KeyBank National Association, as Administrative Agent. Capitalized terms used herein that are not defined herein will have the meanings provided in the Credit Agreement. [Name of Non-U.S. Lender] (the "Non-U.S. Lender") is providing this certificate pursuant to Section 3.5(d) of the Credit Agreement. Attached are two correctly completed original signed copies of Internal Revenue Service Form W-8. Under penalties of perjury, the Non-U.S. Lender hereby represents and warrants that:

            1. The Non-U.S. Lender is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, and it shall remain the sole beneficial owner of such Note(s) at all times during which it is the record holder of such Note(s), other than on account of any sale of a participating interest in such Note(s) pursuant to Section
      10.7 of the Credit Agreement.

            2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c) (3) (A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, The Non-U.S. Lender further represents and warrants that:

                  (a) The Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

                  (b) The Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirement;

                  (c) The Non-U.S. Lender is acquiring an interest in Note(s)
            for its own account, and the Lender will not hold such interest, directly or indirectly, for or on behalf of, or as nominee for, any bank; further, the Lender is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3; and

                  (d) The Non-U.S. Lender is not using funds borrowed from a bank on a limited recourse or other basis to acquire an interest in Note(s), the effect of which is to shift the economic benefits or burdens of ownership of an interest in such Note(s) to such bank.

            3. The Non-U.S. Lender meets all of the requirements under Code
      Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of United States federal withholding tax on interest payments made to it under the Credit Agreement. In connection with the foregoing, the Non-U.S. Lender represents and warrants that (a) any and all Note(s) that it now holds, or may hereafter hold, are Note(s), and (b) it has not taken, and will not take, any action that would cause Note(s) held by it at any time during the term of the Credit Agreement to fail to be in registered form within the meaning of U.S. Treasury Regulations Section 5f.103-1(c).

            4. The Non-U.S. Lender will promptly notify the Borrower and the Administrative Agent if (a) any of the representations and warranties made herein are no longer true and correct, or (b) the Lender is a "conduit entity" within the meaning of any successor to U.S. Treasury Regulations
      Section 1.881-3 or any other Regulations promulgated under the authority of Code Section 7701(1) with respect to its interest in any Note and any bank.

            5. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

            6. The Non-U.S. Lender is not a controlled foreign corporation related to the payor of interest within the meaning of Section 881(c)(3)(C) of the Code.

      IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                    [Name of Non-U.S. Person]


                                    By:____________________________________
                                       Name:
                                       Title:

Date:  _____________________

                                                                       EXHIBIT J
                                                         TO THE CREDIT AGREEMENT

                                     FORM OF
                               WAIVER AND CONSENT

As of _________ __, ____

KeyBank National Association
KeyBank Plaza
One Washington Center
Newburgh, New York 12550

Attention: [          ]

                  Re:  [Name and Address of Subject Warehouse]

Ladies and Gentlemen:

            Reference is made to (i) [WAREHOUSE] Agreement, dated _______ __, _____, entered into between [WAREHOUSE] and General Bearing Corporation, a Delaware corporation (the "Company") pursuant to which [WAREHOUSE] has made available certain warehouse premises located at [ADDRESS] (the "Premises") to the Company (the "Service Agreement"), (ii) certain financing arrangements among KeyBank National Association, as administrative agent for the Lenders (the "Agent"), and the Company, as borrower, including but not limited to a Credit Agreement, dated as of December 20, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Lenders party thereto and KeyBank National Association, as Administrative Agent
(iii) the Guarantee and Collateral Agreement dated as of December 20, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") among the Company, the Guarantors party thereto and KeyBank National Association, as Administrative Agent. The documents referred to in clauses (ii) and (iii) are sometimes referred to as the "Loan Documents".

            Pursuant to the terms of the Guarantee and Collateral, the Company has agreed to grant to the Administrative Agent for the ratable benefit of the Lenders a security interest in and a lien upon all of its now owned or hereafter acquired inventory and the proceeds and products thereof as the same are defined in the Uniform Commercial Code (collectively, the "Inventory"), as security for any now existing or hereafter arising obligations of the Company to the Administrative Agent or the Lenders, whether pursuant to the Loan Documents or otherwise.

            In consideration of the advances and other financial accommodations to the Company as contemplated under the Loan Documents, which will accrue to the benefit of [WAREHOUSE] by enabling the Company to meet its various obligations to [WAREHOUSE], including those arising under or in connection with the Service Agreement, each of the Company and [WAREHOUSE] hereby agrees to the following:

      (a) Each of [WAREHOUSE] and the Company represents and warrants to the Administrative Agent that to the best of such party's knowledge, the Service Agreement is in full force and effect as of the date hereof and embodies the entire agreement and understanding between the parties thereto with respect to the Premises, that there is no currently existing event of default under the Service Agreement, that the Service Agreement has not been amended or otherwise modified since the date of the Service Agreement and that a true and correct copy of the Service Agreement is attached hereto as Exhibit A.

      (b) [WAREHOUSE] hereby consents to the granting of a security interest by the Company to the Administrative Agent (for the ratable benefit of the Lenders) in the Inventory now or hereafter placed in or upon the Premises and foreclosure of the security interest provided thereby.

      (c) [WAREHOUSE] hereby agrees to send to the Administrative Agent at its address as set forth in paragraph (g) below, a copy of any notice of default under the Service Agreement and to allow a period of thirty
            (30) days after notice during which the Administrative Agent or its representative, if any, may commence to cure such default and; provided that, with respect to non-monetary defaults, the Administrative Agent or its representative, if any, has commenced such cure within such thirty (30) day period and continues to proceed diligently with such cure, to continue to extend such cure period until such default has been cured by the Administrative Agent or its representative, if any. It is agreed and acknowledged that monetary defaults shall be cured within such thirty (30) day period. [WAREHOUSE] further agrees that in the event of a termination, disaffirmance or rejection of the Service Agreement pursuant to any laws (including any bankruptcy laws) or the termination of the Service Agreement by [WAREHOUSE], [WAREHOUSE] will give the Administrative Agent or its representative, if any, the right, within thirty (30) days of such event, to enter into a new Service Agreement for the Premises, in its own name at any time thereafter, for the remainder of the term of the Service Agreement and upon all of the terms and conditions thereof.

      (d) [WAREHOUSE] hereby subordinates to the liens and security interest in favor of the Administrative Agent (for the ratable benefit of the Lenders), on both presently existing and hereafter acquired Inventory, any landlord's lien, right of distraint or levy, security interest or other interests that [WAREHOUSE] may now or hereafter have in any of the Inventory now or hereafter located at the Premises (whether such [WAREHOUSE]'s lien, right of distraint or levy or security interest arises by agreement, by common law, by statute or otherwise.

      (e) [WAREHOUSE] hereby agrees that, pursuant to the terms of the Loan Documents, the Administrative Agent may enter the Premises for the purposes of repossession, removing, selling, assembling or otherwise dealing with the Inventory in accordance with the provisions of the Loan Documents, the Uniform Commercial Code as in effect in any relevant jurisdiction and any other applicable law. Said license to enter the Premises will be irrevocable and will continue at the Administrative Agent's option from the date the Administrative Agent enters into possession of the Premises for as long as the Administrative Agent deems necessary for the foregoing purposes, but not to exceed a period of thirty (30) days after receipt by the Administrative Agent of written notice from [WAREHOUSE] directing the removal of the Inventory from the Premises. The Administrative Agent agrees that in the event it enters the Premises or removes any of the Inventory it will, at its own expense, immediately repair any damage caused thereby and restore the Premises to the same conditions they were in prior to such entry or removal. Use or occupancy of the Premises by the Administrative Agent as set forth herein will not constitute an assumption by the Administrative Agent of the Service Agreement or of any obligations thereunder.

      (f) [WAREHOUSE] hereby agrees that any warehouse receipt or receipt issued by [WAREHOUSE] with respect to any of the Inventory will not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law) and confirms that (i) it has not issued any document of title for any of the Inventory in the name of any secured party and (ii) it has not received notification of any secured party's interest (other than the Administrative Agent's interest for the rateable benefit of the Lenders) in the Inventory. The Administrative Agent agrees to exercise its rights under this paragraph during the hours in which the Company is permitted access to the Premises under the Service Agreement and in a manner that does not unreasonably interfere with other customers of [WAREHOUSE].

       (g) Notice to any party hereunder will be in writing and will be sent by certified mail, return receipt requested, to the parties at the following addresses:

            To [WAREHOUSE]:

            [Address]


            To the Company:

            General Bearing Corporation
            44 High Street
            West Nyack, New York 10994

            Attention:  John E. Stein, Esq.

            To Administrative Agent:

            KeyBank National Association
            KeyBank Plaza
            One Washington Center
            Newburgh, New York 12550

            Attention: [              ]

      (h) This Waiver and Consent may not be changed or terminated orally and will be binding upon the successors and assigns of the parties hereto and will also be binding upon any successor, owner, or transferee of said Premises.

      (i) Notwithstanding anything to the contrary contained in this Waiver and Consent, nothing herein will be construed as giving the Lenders any interest in any personal property located at the Premises that is owned by [WAREHOUSE].

      The parties have executed and delivered this Waiver and Consent as of the date first above written.


                                             GENERAL BEARING CORPORATION


                                             By:________________________________
                                                Name:
                                                Title:

ACCEPTED AND AGREED:

KEYBANK NATIONAL ASSOCIATION


By:_________________________________
   Name:
   Title:

The undersigned hereby agrees to the terms set forth above and confirms the matters described above with the knowledge that the Administrative Agent will rely thereon in effecting borrowings and other extensions of credit under the Credit Agreement.

[WAREHOUSE]


By:_________________________________
   Name:
   Title: